TABLE OF CONTENTS
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SECTION 1.       CERTAIN DEFINITIONS...........................................1
            1.1  Terms Defined in this Section.................................1
            1.2  Terms Defined Elsewhere in this Agreement.....................7
            1.3  Rules of Construction.........................................8

SECTION 2.       PURCHASE AND SALE OF ASSETS; ASSET VALUE......................8
            2.1  Purchase and Sale.............................................8
            2.2  Excluded Assets...............................................9
            2.3  Purchase Price Deposit and Escrow Agreement..................10
            2.4  Purchase Price; Allocation...................................11
            2.5  Prorations and Adjustments...................................11
            2.6  Payment of Purchase Price and Prorations and
                           Adjustments........................................14
            2.7  Assumption of Liabilities and Obligations....................15

SECTION 3.       REPRESENTATIONS AND WARRANTIES OF SELLER.....................16
            3.1  Organization and Authority of Seller.........................16
            3.2  Authorization and Binding Obligation.........................17
            3.3  Absence of Conflicting Agreements; Consents..................17
            3.4  Governmental Licenses........................................18
            3.5  Real Property................................................18
            3.6  Tangible Personal Property...................................21
            3.7  Assumed Contracts............................................21
            3.8  Intangibles..................................................22
            3.9  Financial Information........................................23
            3.10 Taxes and Tax Returns........................................23
            3.11 Insurance....................................................23
            3.12 Reports......................................................23
            3.13 Personnel....................................................24
            3.14 Claims and Legal Actions.....................................24
            3.15 Compliance with Laws.........................................25
            3.16 Conduct of Business in Ordinary Course.......................25
            3.17 Environmental................................................25
            3.18 Brokers......................................................26
            3.19 Transactions With Affiliates.................................26
            3.20 Assets.......................................................27
            3.21 Employee Benefits............................................27

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            3.22 Disclosure...................................................27
            3.23 Knowledge....................................................28

SECTION 4.       REPRESENTATIONS AND WARRANTIES OF BUYER......................28
            4.1  Organization, Standing and Authority.........................28
            4.2  Authorization and Binding Obligation.........................28
            4.3  Absence of Conflicting Agreements and Required
                           Consents...........................................28
            4.4  Buyer Qualifications.........................................29
            4.5  Brokers......................................................29
            4.6  Disclosure...................................................29

SECTION 5.       OPERATIONS OF THE STATION PRIOR TO CLOSING...................29
            5.1  Contracts....................................................29
            5.2  Dispositions.................................................30
            5.3  Encumbrances.................................................30
            5.4  Access to Information........................................31
            5.5  Insurance....................................................31
            5.6  Compensation.................................................31
            5.7  Financial Information........................................31
            5.8  Transactions with Affiliates.................................32
            5.9  Collective Bargaining........................................32
            5.10 Maintenance of Assets........................................32
            5.11 Operating Budget.............................................32
            5.12 Incurrence of Additional Indebtedness........................32

SECTION 6.       SPECIAL COVENANTS AND AGREEMENTS.............................32
            6.1  FCC Consent..................................................32
            6.2  HSR Act Filing...............................................33
            6.3  Confidentiality..............................................34
            6.4  Cooperation..................................................35
            6.5  Control of the Station.......................................35
            6.6  Accounts Receivable..........................................36
            6.7  Access to Books and Records..................................38
            6.8  Employee Matters.............................................38
            6.9  Cure.........................................................40
            6.10 Other Acquisitions...........................................40
            6.11 Interruption of Broadcast Transmission.......................41
            6.12 Ownership Interests in Seller................................42
            6.13 Estoppel Certificate.........................................42
            6.14 FCC Applications.............................................42

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            6.15 Executed Copies of the Assumed Contracts.....................42
            6.16 Representation Agreement.....................................42


SECTION 7.       CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER
                 .............................................................44
            7.1  Conditions to Obligations of Buyer...........................44
            7.2  Conditions to Obligations of Seller..........................45

SECTION 8.       CLOSING AND CLOSING DELIVERIES...............................46
            8.1  Closing......................................................46
            8.2  Deliveries by Seller.........................................47
            8.3  Deliveries by Buyer..........................................49

SECTION 9.       TERMINATION..................................................50
            9.1  Termination of Agreement.....................................50
            9.2  Procedure and Effect of Termination..........................50
            9.3  Attorneys' Fees..............................................53

SECTION 10.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                 INDEMNIFICATION; CERTAIN REMEDIES............................53
            10.1 Survival.....................................................53
            10.2 Indemnification by Seller....................................54
            10.3 Indemnification by Buyer.....................................57
            10.4 Procedure for Indemnification................................58
            10.5 Investigation................................................60

SECTION 11.      MISCELLANEOUS................................................60
            11.1 Fees and Expenses............................................60
            11.2 Notices......................................................60
            11.3 Benefit and Binding Effect...................................61
            11.4 Further Assurances...........................................62
            11.5 GOVERNING LAW................................................62
            11.6 Entire Agreement.............................................62
            11.7 Waiver of Compliance; Consents...............................63
            11.8 Counterparts.................................................63
            11.9 Severability.................................................63

                                    Exhibits
                                    --------

Exhibit 1.1             Indemnification Fund Agreement
Exhibit 2.3(b)          Escrow Agreement
Exhibit 8.2(f)          Opinion of Counsel to Seller
Exhibit 8.2(i)          Assignment and Assumption Agreement
Exhibit 8.2(k)          Non-Competition Agreement
Exhibit 8.3(e)          Opinion of Counsel to Buyer



                                    Schedules
                                    ---------

Schedule 1.1            Definition of Broadcast Cash Flow
Schedule 2.2(g)         Excluded Contracts
Schedule 2.2(j)         Additional Excluded Assets
Schedule 3.3            Absence of Conflicting Agreements; Consents
Schedule 3.4            Governmental Licenses
Schedule 3.5            Real Property
Schedule 3.6            Tangible Personal Property
Schedule 3.7            Contracts
Schedule 3.7A           Certain Agreements
Schedule 3.8            Intangibles
Schedule 3.9            Financial Statements
Schedule 3.10           Taxes and Tax Returns
Schedule 3.11           Insurance
Schedule 3.13           Personnel
Schedule 3.14           Claims and Legal Actions
Schedule 3.16           Conduct of Business in Ordinary Course
Schedule 3.17           Environmental
Schedule 3.19           Transactions with Affiliates
Schedule 3.21           Employee Benefits
Schedule 4.3            Absence of Conflicting Agreements; Consents
Schedule 5.6            Employee Raises
Schedule 8.2(k)         Persons executing Non-Competition Agreements

                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement is dated as of January 31, 1997, by and between Channel 21, L.P., a Nevada limited partnership ("Seller"), and KUPN, Inc., a Maryland corporation("Buyer").

                                R E C I T A L S:
                                ----------------

         A. Seller owns and operates Television Station KUPN-TV, Las Vegas, Nevada (the "Station").

         B. Seller desires to sell, and Buyer desires to purchase, substantially all of the assets of the Station, on the terms and conditions hereinafter set forth.

                              A G R E E M E N T S:
                              --------------------

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, the parties to this Agreement, intending to be bound legally, agree as follows:

SECTION 1.       CERTAIN DEFINITIONS

         1.1 Terms Defined in this Section. The following terms, as used in this Agreement, have the meanings set forth in this Section:

         "Accounts Receivable" means the rights of Seller as of the Closing Date to payment for the sale of advertising time and other goods and services by the Station prior to the Closing Date.

         "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

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                                      - 2 -


         "Assets" means the assets to be transferred or otherwise conveyed by Seller to Buyer under this Agreement, as specified in Section .

         "Assumed  Contracts"  means (a) all Contracts  listed in Schedules 3.5,
3.7 and 3.7A and all Contracts of the type described in Sections 3.5 and 3.7 that are not required to be listed thereon pursuant to the exceptions set forth in such Sections; (b) contracts entered into with advertisers for the sale of advertising time or production services for cash in the ordinary course of business; (c) any Contracts entered into by Seller between the date of this Agreement and the Closing Date that Buyer agrees in writing to assume; and (d) other contracts entered into by Seller between the date of this Agreement and the Closing Date in compliance with Section 5.2; provided that Assumed Contracts shall in no event include Excluded Contracts.

         "Broadcast Cash Flow" has the meaning set forth in Schedule 1.1.

         "Business Day" means any day other than a Saturday, Sunday, federal holiday or day on which banking institutions in New York City are authorized or obligated by law or executive order to be closed.

         "Closing" means the consummation of the sale and acquisition of the Assets, and assumption of the Assumed Liabilities, pursuant to this Agreement in accordance with the provisions of Section .

         "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section .

         "Closing Date Estimated Accounts Receivable" means an amount equal to the Seller's good faith estimate of Accounts Receivable as of the Closing Date, which have been outstanding for no more than 120 days, as set forth in the certificate of Seller delivered to Buyer five (5) days before the Closing Date.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Communications Act" means the Communications Act of 1934, as amended.

         "Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to lawfully and validly transfer the Assets to Buyer, to maintain the validity and effectiveness (and prevent any default or violation of the terms thereof) of the Contracts and Licenses (including, without limitation, the FCC Licenses) to be transferred to Buyer, or otherwise to consummate the transactions contemplated by this Agreement.

         "Contracts" means all contracts, leases, non-governmental licenses and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) of Seller or to which Seller is a party or that are binding upon Seller and that relate to or affect the Assets or the business or operations of the Station, and (a) that are in effect on the date of this Agreement or (b) that are entered into by Seller between the date of this Agreement and the Closing Date, but excluding any Contracts that terminate between the date of this Agreement and the Closing Date.

         "Effective Time" means 12:01 a.m. Las Vegas, Nevada time, on the Closing Date.

         "Employee Plan" means any retirement, severance, medical, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which either of the Seller or any entity related to Seller (under the terms of Sections 414 (b) or (c) of the Code) contributes (or previously contributed and with respect to which Seller could still have direct or contingent liability) or which either of the Seller or any entity related to Seller (under the terms of Sections 414 (b) or (c)of the Code) sponsors or maintains (or previously sponsored or maintained and with respect to which Seller could still have direct or contingent liability).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any Person that, together with Seller, is, would be, or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

         "Escrow Agent" means First Union National Bank of North Carolina.

         "Escrow Amount" means the sum of the Subsequent Escrow Deposits, and all interest and earnings accrued thereon.

         "FCC" means the Federal Communications Commission.

         "FCC Consent" means actions by the FCC granting its consent to the assignment of the FCC Licenses by the Seller to Buyer or, if the Buyer assigns its rights as assignee of the FCC Licenses to the License Assignee pursuant to
Section 11.3 of this Agreement, the License Assignee as contemplated by this Agreement.

         "FCC Licenses" means those licenses, permits and authorizations issued by the FCC to the Seller in connection with the business and operations of the Station (together with any renewals, extensions, modifications or additions thereto between the date of this Agreement and the Closing Date).

         "Final Order" means an action or order by the FCC (a) that has not been reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which (i) no requests have been filed for administrative or judicial review, reconsideration, appeal or stay and the FCC has not initiated a review of such action or order on its own motion and the periods provided by statute or FCC regulations for filing any such requests and for the FCC to set aside the action on its own motion have expired, or (ii) in the event of review, reconsideration or appeal, the period provided by statute or FCC regulations for further review, reconsideration or appeal has expired.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnification Amount" means the sum of the current Indemnification Deposit and all interest or earnings accrued thereon.

         "Indemnification Deposit" means the Initial Deposit and the Additional Indemnification Amount Deposit.

         "Indemnification Fund Agreement" means the Indemnification Fund Agreement among Buyer, Seller and First Union National Bank of North Carolina ("Indemnification Escrow Agent"), substantially in the form attached hereto as
Exhibit 1.1, in accordance with which the Indemnification Deposit will be deposited with the Indemnification Escrow Agent in order to provide a fund for the (a) payment of any claims for which Buyer may be entitled to indemnification as provided in Section 10 hereof or (b) payment of any amounts pursuant to
Section 2.6(b)(2) hereof, if any.

         "Initial Deposit" means Three Million Dollars ($3,000,000) less an amount equal to the lesser of (a) One Million Five Hundred Thousand Dollars ($1,500,000) or (b) the Closing Date Estimated Accounts Receivable.

         "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, and other similar intangible or intellectual property rights and interests (and any goodwill associated with the Station or any of the foregoing) applied for, issued to, or owned by Seller or under which Seller is licensed or franchised or in which Seller has any interest and that are used or useful in the business and operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Lease" means the lease dated 1993 between  Private Trust 204 and Frank
E. Scott, Trustee, and Lambert Television, Inc. and any amendments thereto.

         "License Assignee" means KUPN Licensee, Inc., a Maryland corporation, which will be a wholly owned subsidiary of Buyer.

         "Licenses" means all licenses, permits, construction permits and other authorizations issued by the FCC (including, without limitation, the FCC Licenses), the Federal Aviation Administration, or any other federal, state or local governmental authorities to Seller, currently in effect or pending and used or useful in connection with the conduct of the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Management Arrangement" means any time brokerage agreement, local marketing agreement or other arrangement providing for the provision of management services, television programming or assets related to the provision of television broadcasting in exchange for payments and/or the right to charge others for the provision of advertising or other services or products with respect to any broadcast television station, the Designated Market Area (as defined by Nielsen Media Research("DMA")) of which is the same as the DMA of the Station.

         "Operating Budget" means the operating budget of the Station for fiscal year 1997 previously furnished by Seller to Buyer.

         "Option" means option to purchase the assets of or ownership interests in any Person owning a broadcast television station, the DMA of which is the same as the DMA of the Station.

         "Permitted  Liens"  means (a) liens for taxes not yet due and  payable;
(b) landlord's liens; (c) liens for property taxes not delinquent; (d) statutory liens that were created in the ordinary course of business; (e) restrictions or rights required to be granted to governmental authorities or otherwise imposed by governmental authorities under applicable law; (f) zoning, building, or similar restrictions relating to or affecting property; (g) all matters of record as of the date hereof, and, including, without limitation, those matters disclosed in Schedule 3.5 as "continuing" and including leasehold interests in real property owned by others and operating leases for personal property and leased interests in property leased to others; (h)(1) liens or encumbrances on the Real Property, currently of record as of the date hereof and
(2) other liens or encumbrances on the Real Property, in either case that do not materially affect the current use and enjoyment thereof in the operation of the Assets; and (i) the Assumed Liabilities (as hereinafter defined). Notwithstanding the foregoing, "Permitted Liens" shall not include Liens on Assets that secure amounts owed by Seller or its partners to its creditors for indebtedness for borrowed money which shall be discharged at or before Closing.

         "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, or other entity or organization.

         "Purchase Price Deposit" means the amount paid by Buyer to Seller pursuant to Section 2.3(a) of this Agreement, plus interest thereon, accrued on such amount at a rate of interest equal to 7% per annum from the date of each deposit of such amounts pursuant to Section 2.3 hereof until the Closing Date or until the date of return of such amounts to Buyer, as the case may be; provided that from and after the date of termination of this Agreement as a result of which Buyer becomes entitled to a return of the Purchase Price Deposit, the interest accruing thereon shall equal nine percent (9%) per annum; provided further however, that Seller shall have the right by delivering the Purchase Price Deposit (plus interest accrued thereon to the date of delivery) into an escrow to be established pursuant to an escrow agreement substantially similar to the Escrow Agreement attached hereto as Exhibit 2.3(b), in which event interest on the Purchase Price Deposit at the rates specified above shall cease to accrue and the amount in escrow (principal and interest) shall accrue interest in accordance with the terms and provisions of such escrow agreement and will be paid in accordance with the terms of this Agreement and such escrow agreement; and provided, further, that Seller and Buyer shall negotiate in good faith to establish any subsequent escrow agreement and, failing agreement,

Seller shall have the right to deposit such amount with a court of competent jurisdiction and interest on the Purchase Price Deposit shall cease upon such deposit.

         "Real Property" means (a) all fee estates in real property, and all buildings and other improvements thereon, owned, leased or held by Seller or its General Partner that are used or useful in the business or operations of the Station; and (b) leases of any real property under which Seller or its General Partner is the lessor, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Required Consents" means such Consents as listed in Schedule 3.3 that are designated with a double asterisk.

         "Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, office equipment, plant, inventory, spare parts and other tangible personal property owned or held by Seller that is used or useful in the conduct of the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Tax" means any federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, transfer, employment, withholding or other tax or governmental assessment, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

         "Tax Return" means any tax return, declaration of estimated tax, tax report or other tax statement, or any other similar filing required to be submitted by Seller relating to the Station to any governmental authority with respect to any Tax.

         1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term                                Section
----                                -------

Additional Indemnification
 Amount Deposit                     Section 6.6  (b)
Ancillary Documents                 Section 8.3
Assumed Employees                   Section 6.8  (a)
Assumed Liabilities                 Section 2.7
Buyer                               Preamble
Claimant                            Section 10.4 (a)
Collection Period                   Section 6.6  (a)
DOJ                                 Section 6.2
Employees                           Section 3.13 (a)
Escrow Agreement                    Section 2.3  (b)
Estimated Purchase Price            Section 2.4
Environmental Laws                  Section 3.17
Excluded Assets                     Section 2.2
Excluded Contracts                  Section 2.2 (g)
Financial Statements                Section 3.9
FTC                                 Section 6.2
General Partner                     Section 3.1(b)
Hazardous Substance                 Section 3.17
Indemnification Escrow Agent        Section 1.1
Indemnifying Party                  Section 10.4 (a)
Liens                               Section 2.1
Purchase Price                      Section 2.4
Seller                              Preamble
Settled Claim                       Section 10.4 (b)
Station                             Recitals
Subsequent Escrow Deposits          Section 2.3 (b) (1)

         1.3 Rules of Construction. Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section, Schedule or Exhibit is a reference to a Section of this Agreement or a Schedule or Exhibit hereto, and the terms "hereof," "herein," and other like terms refer to this Agreement as a whole, including the Schedules and Exhibits to this Agreement, and not solely to any particular part of this Agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 2.       PURCHASE AND SALE OF ASSETS; ASSET VALUE

         2.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to transfer, convey, assign and deliver to Buyer on the Closing Date, and Buyer agrees to acquire, all of Seller's right, title and interest in the tangible and intangible assets used or useful in connection with the conduct of the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date, but excluding assets disposed of between the date of this Agreement and the Closing Date in the ordinary course of business in accordance with the provisions of this Agreement and the assets described in Section 2.2, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (collectively, "Liens") (except for Permitted Liens), including, without limitation, the following:

           (a) the Tangible Personal Property;

           (b) the Real Property;

           (c) the Licenses (subject to Buyer's right to have the FCC Licenses assigned directly to the License Assignee);

           (d) the Assumed Contracts;

           (e) the Intangibles;

           (f) all of Seller's proprietary information, technical information and data, maps, computer discs and tapes, plans, diagrams, blueprints and schematics, including filings with the FCC, relating to the business and operations of the Station;

           (g) all books and records of Seller relating solely to the business or operations of the Station, including executed copies of the Assumed Contracts, and all records required by the FCC to be kept by the Station, other than account books of original entry and such files and records that are maintained at the corporate offices of Seller's general partner for tax and accounting purposes;

           (h) all deposits and prepaid expenses of Seller with respect to items that are prorated in favor of Seller pursuant to Section 2.5 below; and

           (i) all other assets of Seller not constituting Excluded Assets.

     2.2 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the Assets shall not include the following (collectively, the "Excluded Assets"):

           (a) all cash, cash equivalents and cash items of any kind whatsoever, certificates of deposit, money market instruments, bank balances, and rights in and to bank accounts, Treasury bills and marketable securities and other securities of Seller;

           (b) any contracts of insurance and insurance plans and the assets thereof, promissory notes, amounts currently due from employees, bonds, letters of credit, certificates of deposit, or other similar items, and any cash surrender value in regard thereto;

           (c) except as otherwise provided in Section 6.8, any pension, profit-sharing, retirement, bonus, stock purchase, savings plans and trusts, 401(k) plans, health insurance plans (including any insurance contracts or policies related thereto), and the assets thereof and any rights thereto, and all other plans, agreements or understandings to provide employee benefits of any kind for employees of Seller;

           (d) Accounts Receivable and any other receivables of any nature whatsoever due to Seller;

           (e) tangible personal property disposed of or consumed in the ordinary course of operation of the Station by Seller between the date of this Agreement and the Closing Date;

           (f) claims of Seller with respect to transactions attributable to the operations of the Station prior to the Closing Date, including, without limitation, rights and interests of Seller in and to any claims for tax refunds (including, but not limited to, federal, state or local franchise, income or other taxes) and causes of action and claims of Seller under contracts and with respect to other transactions with respect to events occurring prior to the Closing Date and all claims for other refunds or return of monies relating to the operations of the Station prior to the Closing Date;

           (g) Contracts that are not Assumed Contracts, including those listed in Schedule 2.2(g) (the "Excluded Contracts");

           (h) Seller's partnership records and other books and records that pertain to internal partnership matters of Seller and Seller's account books of original entry with respect to the Station, and any other Assets, and all original accounts, checks, payment records, tax records (including payroll, unemployment, real estate and other tax records) and other similar books, records and information of Seller relating to Seller's operation of the business of the Station and any other Assets prior to Closing;

           (i) the deposits and prepaid expenses of Seller with respect to the items that are not subject to adjustment under Section 2.5 hereof and with respect to which Seller remains solely liable pursuant to Section 2.5 hereof; and

           (j) Seller's interests in the assets described in

Schedule 2.2(j).


         Notwithstanding anything to the contrary set forth in this Agreement, no representations, warranties or covenants are made with respect to the Excluded Assets.

         2.3  Purchase Price Deposit and Escrow Agreement.
              -------------------------------------------

           (a) Concurrently with the execution and delivery of this Agreement, Buyer shall pay to Seller Five Million Dollars ($5,000,000) (the "Purchase Price Deposit") by federal wire transfer of same-day funds pursuant to wire transfer instructions which instructions have been delivered by Seller to Buyer prior to the date hereof. The Purchase Price Deposit shall be credited against the amount to be paid by Buyer to Seller at Closing as set forth in Section 2.6 hereof.

           (b) Pursuant to the terms and conditions of the Escrow Agreement, substantially in the form of Exhibit 2.3(b) attached hereto (the "Escrow
Agreement"), executed by and among Buyer, Seller and the Escrow Agent concurrently with the execution and delivery of this Agreement:

               (1) On the expiration of each full 45 day period after the date of this Agreement, subject to Section 2.3(c) below, Buyer shall deposit with the Escrow Agent by federal wire transfer of same-day funds Two Million Dollars ($2,000,000) (collectively, the "Subsequent Escrow Deposits"); and

               (2) At the Closing, Buyer and Seller shall cause the Escrow Agent to pay the Escrow Amount over to Seller as a credit against the amount to be paid by Buyer to Seller at the Closing as set forth in Section 2.6 hereof.

           (c) Notwithstanding anything in this Agreement to the contrary, the aggregate of all amounts required to be paid or deposited pursuant to this
Section 2.3 shall not exceed Fifteen Million Dollars ($15,000,000). In the event of a termination of this Agreement, the Purchase Price Deposit and the Escrow Amount shall be paid in accordance with Section 9.2 hereof.

         2.4 Purchase Price; Allocation. The purchase price for the Assets shall be Eighty-seven Million Dollars ($87,000,000) (the "Estimated Purchase Price"), which sum shall be subject to upward or downward adjustment, as the case may be, on and after the

Closing Date pursuant to Section 2.5(a) below (the Estimated Purchase Price as so adjusted, the "Purchase Price").

         2.5  Prorations and Adjustments.
              --------------------------

           (a) Prorations and Adjustments. The Estimated Purchase Price shall be increased or decreased as required to effectuate the proration of revenues and expenses as provided for herein. All revenues and all expenses arising from the operation of the Station, including tower rental, business and license fees, utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Assets under this Agreement), employee compensation, including wages, salaries, accrued vacation pay, commissions, music license fees and similar prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with the principle that Seller shall receive all revenues and shall be responsible for all expenses, costs and liabilities allocable to the operations of the Station in accordance with generally accepted accounting principles consistently applied for the period prior to the Effective Time, and Buyer shall receive all revenues and shall be responsible for all expenses, costs and obligations allocable to the operations of the Station for the period after the Effective Time in accordance with generally accepted accounting principles consistently applied, subject to the following:

               (1) There shall be no adjustment for, and Seller shall remain solely liable with respect to, any Excluded Contracts and any other obligation or liability not being assumed by Buyer in accordance with Section 2.7.

               (2) No adjustment or proration shall be made in favor of Seller or Buyer for the amount, if any, by which the value of the goods or services to be received by the Station under its trade or barter agreements as of the Effective Time exceeds, or is less than, the value of any advertising time remaining to be run by the Station as of the Effective Time; provided, however, that there shall be a decrease in the

Estimated Purchase Price if and to the extent that the aggregate value of such advertising time exceeds the value of such goods or services by more than $25,000.

               (3) There shall also be no adjustment or proration for program barter. There shall be no adjustment or proration of the payments due under the film or programming license agreements except as expressly specified in this
Section 2.5(a)(3). Except as set forth herein for the month in which the Closing occurs, Seller shall be responsible for filing and paying all film or programming license fees due and payable as of the Effective Time; provided that for the month in which the Closing occurs, such obligations for such month shall be allocated on a pro-rata basis based on the day of the month in which the Closing occurs. Deposits for film and programming agreements shall be fully credited to the Seller; provided, however, that on the Closing Date, such credit will be reduced on a pro-rated basis based on the length of the term that the film or program was available to be aired on the Station prior to Closing and the total length of the term that the film or program is available to air on the Station.

               (4) There shall be no adjustment or proration for sick days with respect to which no cash payment is or may be due to any employee or severance pay relating to any employee of Seller.

           (b) Manner of Determining Prorations and Adjustments. The Purchase Price, taking into account the adjustments and prorations pursuant to Section , will be determined in accordance with the following procedures:

               (1) Seller shall prepare and deliver to Buyer not later than five
(5) Business Days before the Closing Date a preliminary settlement statement which shall set forth Seller's good faith estimate of the Purchase Price and adjustments or prorations to the Estimated Purchase Price under Section 2.5 (a). The preliminary settlement statement shall contain all information reasonably necessary to determine the adjustments or prorations to the Estimated Purchase Price under Section 2.5 (a), including appropriate supporting documentation, to the extent such adjustments or prorations can be determined or estimated as of the date of the preliminary settlement statement. The adjustments and prorations to the Estimated Purchase Price to be made at Closing shall be based upon such preliminary settlement statement.

               (2) Not later than ninety days after the Closing Date, Buyer will deliver to Seller a statement setting forth Buyer's determination of the Purchase Price and any changes to the adjustments and prorations to the Estimated Purchase Price made at Closing pursuant to Section 2.5(a). Buyer's statement (A) shall contain all information reasonably necessary to determine the adjustments and prorations to the Estimated Purchase Price under Section , including appropriate supporting documentation, and such other information as may be reasonably requested by Seller, and (B) shall be certified by an officer of Buyer (after due inquiry by, but without personal liability to, such officer) to be true and complete to Buyer's knowledge. Seller shall have the right to visit the Station to verify and review such documentation upon providing reasonable notice to Buyer. If Seller disputes the adjustments and prorations determined by Buyer, it shall deliver to Buyer within sixty days after its receipt of Buyer's statement a statement setting forth its determination of the Purchase Price and the adjustments and prorations. If Seller notifies Buyer of its acceptance of Buyer's statement, or if Seller fails to deliver its statement within the sixty-day period specified in the preceding sentence, Buyer's determination of the Purchase Price and the adjustments and prorations shall be conclusive and binding on the parties as of the last day of the sixty-day period.

               (3) Buyer and Seller shall use good faith efforts to resolve any dispute involving the determination of the Purchase Price and the adjustments and prorations to the Estimated Purchase Price made in connection with the Closing. If the parties are unable to resolve any dispute related to financial or accounting matters within fifteen days following the delivery of Seller's preliminary settlement statement pursuant to

Section 2.5 (b) (2) , Buyer and Seller shall jointly designate an independent certified public accountant, who shall not have performed services for either Buyer or Seller within the prior two (2) year period and who shall be knowledgeable and experienced in the operation of television broadcasting stations, to resolve such dispute. If the parties are unable to agree on the designation of an independent certified public accountant, the selection of the accountant to resolve such dispute shall be submitted to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The accountant's resolution of such dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. Any fees of this accountant and, if necessary, for arbitration to pick such accountant shall be split equally between the parties. To the extent that any dispute involving the Purchase Price and the adjustments and prorations made to the Estimated Purchase Price in connection with the Closing relates to matters of construction or interpretation of this Agreement or is otherwise not related to financial or accounting matters within the competence of the accountant, such dispute shall not be resolved by the accountant, but shall be resolved by mutual agreement of the parties or pursuant to the order of a court of competent jurisdiction.

         2.6    Payment of Purchase Price and Prorations and Adjustments.    The
Purchase Price shall be paid by Buyer to Seller as follows:

           (a) Payments At Closing. At the Closing, the Estimated Purchase Price, as adjusted pursuant to Section 2.5(b)(1) (the "Preliminary Purchase Price"), shall be paid as follows:

               (1) Buyer shall pay or cause to be paid to Seller an amount equal to the Preliminary Purchase Price less the sum of (A) the Purchase Price Deposit, (B) the Escrow Amount and (C) the Initial Deposit;

               (2) Buyer shall pay or cause to be paid to the Indemnification Escrow Agent the Initial Deposit to be held pursuant to the Indemnification Fund Agreement; and

               (3) At the Closing, Buyer and Seller shall cause the Escrow Agent to pay the Escrow Amount over to Seller as a credit against the Preliminary Purchase Price.

Each of the foregoing amounts shall be paid by federal wire transfer of same-day funds pursuant to wire transfer instructions which instructions shall be delivered by Buyer, Seller and the Indemnification Escrow Agent, as appropriate, to the other parties hereto at least two Business Days prior to the Closing Date.

           (b) Payments to Reflect Prorations and Adjustments.
               ----------------------------------------------

               (1) If the  Purchase  Price as  finally  determined  pursuant  to
Section 2.5(b)(2) (the "Final Purchase Price") exceeds the Preliminary Purchase Price, Buyer shall pay to Seller, by federal wire transfer of same-day funds within five Business Days after the date on which the Final Purchase Price is determined pursuant to Section 2.5(b)(2), the difference between the Final Purchase Price and the Preliminary Purchase Price.

               (2) If the Final Purchase Price is less than the Preliminary Purchase Price, Seller shall pay to Buyer, by federal wire transfer of same-day funds, within five (5) Business Days after the date on which the Final Purchase Price is determined pursuant to Section 2.5(b)(2), the difference between the Preliminary Purchase Price and the Purchase Price.

         2.7 Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall assume and undertake to pay, discharge and perform only the following obligations, duties and liabilities: (a) any obligation or liability of Seller arising out of or related to the ownership and operation of the Station and the Assets(including the Licenses and the Assumed Contracts) to the extent that either (1) the obligations and liabilities relate to the period from and after the Effective Time or (2) the

Purchase Price was reduced pursuant to Section 2.5 (a) as a result of the proration or adjustment of such obligations and liabilities; (b) any liability or obligation to any former employee of Seller who has been hired by Buyer, attributable to any period of time on or after the Closing Date or as provided in Section 6.8; (c) any liability or obligation arising out of any litigation, proceeding or claim by any person or entity relating to the business or operations of the Station or any of the Assets with respect to any events or circumstances that are attributable to the period on or after the Closing Date;
(d) any severance or other liability arising out of the termination of any employee's employment with or by Buyer on or after the Closing Date; (e) any duty, obligation or liability relating to any pension, 401(k) or other similar plan, agreement or arrangement provided by Buyer to any employee or former employee of Seller on or after the Closing Date; and (f) all state and local sales or use taxes (or their equivalent) and transfer taxes or recording fees payable as a consequence of the sale of the Assets hereunder, but subject to Seller's obligations under Section 11.1 hereof (all of the foregoing, together with other liabilities or obligations expressly assumed by Buyer hereunder, including, without limitation, the Assumed Contracts, are referred to herein collectively as the "Assumed Liabilities"). Buyer shall not be required to assume any of the following: (i) any obligations or liabilities under any Excluded Contract, (ii) any obligations or liabilities under the Assumed Contracts relating to the period prior to the Effective Time, except insofar as a proration or adjustment therefor is made in favor of Buyer under Section ,
(iii) liabilities relating to indebtedness of Seller for borrowed money, (iv) liabilities for claims or litigation involving the Station relating to events occurring prior to the Effective Time or (v) except as otherwise provided in this Agreement, obligations or liabilities relating to employees not specifically assumed hereunder.

SECTION 3.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         3.1   Organization and Authority of Seller.
               ------------------------------------

           (a) Seller is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Nevada. Seller is qualified to conduct business and is in good standing in each jurisdiction where the nature of its business or ownership of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business or operations of the Station. Seller has the requisite partnership power and authority to own and operate the Assets owned and operated by it, to carry on the business of the Station now being conducted by it, and to execute, deliver and perform this Agreement and the Ancillary Documents according to their respective terms.

           (b) The general partner of Seller (the "General Partner") is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The General Partner is qualified to conduct business and in good standing in each jurisdiction where the nature of its business or ownership of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business or operations of the Station. The General Partner has the requisite corporate power to serve as general partner of Seller and to execute and deliver this Agreement and the Ancillary Documents on behalf of Seller.

         3.2   Authorization and Binding Obligation.
               -------------------------------------

           (a) The execution, delivery and performance of this Agreement and the Ancillary Documents, and the consummation of the transactions contemplated hereby and thereby, by Seller have been duly and validly authorized by all necessary partnership action on the part of Seller. This Agreement and the Ancillary

Documents executed by Seller have been duly executed and delivered by Seller and constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as the enforceability of this Agreement and the Ancillary Documents may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

           (b) The execution and delivery of this Agreement and the Ancillary Documents by the General Partner have been duly and validly authorized by all necessary corporate action on the part of the General Partner.

         3.3 Absence of Conflicting Agreements; Consents. The execution and delivery of this Agreement by the General Partner on behalf of Seller, and the performance of the transactions contemplated herein by Seller, will not require any consent, approval, authorization or other action by, or filing with or notification to, any Person or governmental authority, except as follows: (a) filings, waivers and approvals required under the HSR Act, (b) the FCC Consent,
(c) filings with respect to real estate, sales and other transfer taxes, and (d) certain of the Assumed Contracts may be assigned only with the consent of third parties, as specified in Schedule 3.3. Subject to obtaining the Consents, the execution and delivery of this Agreement and the Ancillary Documents by the General Partner on behalf of Seller and performance by Seller of this Agreement and the Ancillary Documents (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) do not conflict with, violate or result in a breach of any provision of the Articles of Incorporation and Bylaws of the General Partner or the Agreement of Limited Partnership of Seller, as the case may be; (c) do not conflict in any material respect with, result in a material breach of, or constitute a material default under, any applicable law, ordinance, rule or regulation applicable to the General Partner or Seller or any Assumed Contract; or (d) do not conflict with, result in a breach of or constitute a default under any judgment, order, injunction or decree of any court or governmental authority applicable specifically to the General Partner, Seller or the Station.

         3.4 Governmental Licenses. Schedule 3.4 is a complete list as of the date of this Agreement of all FCC Licenses and all material other Licenses, which constitute all FCC authorizations and all material other governmental authorizations which are required or necessary for the lawful conduct of the business and operations of the Station as currently conducted. Schedule 3.4 also includes a complete list of all applications for FCC Licenses with respect to the business and operations of the Station pending at the FCC as of the date hereof (the "FCC Applications"). Each License is in effect, and the Seller is the legal holder thereof. Except as set forth in Schedule 3.4, the conduct of the business and operations of the Station is in accordance with the Licenses in all material respects. Except as set forth in Schedule 3.4, and except for those conditions or restrictions appearing on the face of the FCC Licenses or other Licenses, none of the FCC Licenses or other Licenses is subject to any restriction or condition which would limit the operation of the Station as currently operated. Except as set forth on Schedule 3.7, Seller is not a party to any agreement with any community group, governmental authority or other third party restricting programming, employment practices or other aspects of the business or operations of the Station. Seller has delivered to Buyer true, correct and complete copies of the Licenses and FCC Applications listed in
Schedule 3.4 (including any and all amendments and other modifications thereto). The FCC Licenses listed in Schedule 3.4 are currently in effect and are not subject to any Liens, other than Permitted Liens. No license renewal applications are pending with respect to any of the FCC Licenses. As of the date hereof, Seller has no reason to believe that the FCC would not renew the FCC Licenses in the ordinary course for a full license term without any adverse conditions, upon the timely filing of appropriate applications and payment of the required filing fees. As of the date hereof, Seller has no reason to believe that the FCC would not grant the FCC Applications in the ordinary course without any adverse conditions, except for conditions pertaining to the FCC's implementation of digital television.

         3.5   Real Property.
               -------------

           (a) Schedule 3.5 contains an accurate description as of the date of this Agreement of all Real Property.

           (b) Except as described in Schedule 3.5, Seller has good and marketable fee simple title (to the knowledge of Seller, insurable at standard rates by a reputable national title insurer) to all fee estates included in the Real Property and good title to all other Real Property, in each case free and clear of all Liens, except for Permitted Liens. The Real Property constitutes all real property interests of any nature whatsoever used in the conduct of the business and operations of the Station as now conducted. Seller has delivered to Buyer true, correct and complete copies (to the extent possessed by Seller) of all deeds, by which Seller or its General Partner has received a fee interest in any of the Real Property; leases, by which Seller is the lessee or lessor of any of the Real Property; title insurance policies, which Seller has received with respect to any of the Real Property; surveys, which Seller has received with respect to any of the Real Property; and inspection reports or other instruments or reports, including, without limitation, any phase I or phase II environmental reports or other similar environmental reports, surveys or assessments, which Seller has contracted for or received with respect to any of the Real Property (including any and all amendments and other modifications of such instruments). All of the Real Property owned in fee has full practical and insurable legal access to public roads or streets and has all zoning, utilities and services necessary for the proper and lawful conduct and operation of the Station as now conducted, except where the absence thereof would not have a material adverse effect on the business or operations of the Station or impose a material monetary liability on Buyer to correct. To the knowledge of Seller, all towers, earth receiving dishes and facilities, and other installations, equipment and facilities utilized in connection with the Station (including any related buildings and guy anchors) are maintained, placed and located in accordance with the provisions of all applicable laws, rules, regulations, deeds, easements, restrictions, leases, licenses and permits or other arrangements and are located entirely on the Real Property owned or leased by Seller or its General Partner, except to the extent that any failure to so maintain, place or locate such equipment would not have a material adverse effect on the business or operations of the Station or impose a material monetary liability on Buyer to correct.

           (c) Seller or its General Partner, as the case may be, has a valid leasehold interest in all leasehold Real Property listed as leased by Seller in
Schedule 3.5. Schedule 3.5 lists all leases and subleases pursuant to which any of the leasehold Real Property included in the Assets is leased by Seller or its General Partner, as the case may be. To the knowledge of Seller, so long as Seller or its General Partner, as the case may be, fulfills its obligations under the lease therefor, Seller or its General Partner, as the case may be, has enforceable rights to nondisturbance and peaceful and quiet enjoyment. Except as set forth in Schedule 3.5, Seller or its General Partner, as the case may be, is in compliance in all material respects with all of the provisions of such leases and subleases and is not in default thereunder in any material respect, and to the knowledge of Seller, no other party to any such lease or sublease is in default thereunder in any material respect. Each such leasehold interests (i) is valid, subsisting and in full force and effect; and (ii) is not subject to any Liens, except for Permitted Liens. The rental set forth in each of the leases and subleases listed in Schedule 3.5 is the actual rental currently being paid by Seller, there are no separate agreements or understandings with respect to same and Seller is current on such rental obligations. Seller currently has the full right to exercise any renewal options contained in any of the leases listed in Schedule 3.5 that are being conveyed pursuant to this Agreement, on the terms and conditions contained therein and, upon due exercise, currently would be entitled to enjoy the use of each leased Real Property premises for the full term of such renewal options. To the knowledge of Seller, the leased Real Property premises are occupied under a valid and current occupancy permit or the like to the extent required by law and assuming all requisite consents are received; there are no facts known to Seller which would prevent any leased Real Property premises from being occupied after the Closing in substantially the same manner as before.

           (d) Except as set forth in Schedule 3.5, all Real Property (i) is in good condition and repair in accordance with normal and customary industry practices (ordinary wear and tear excepted), (ii) is available for immediate use in the conduct of the business or operations of the Station, and (iii) complies with all applicable building or zoning codes and the regulations of any governmental authority having jurisdiction, except where such non-compliance would not have a material adverse effect upon the operations of the Station. As of the date hereof, there are no condemnation proceedings or eminent domain proceedings, lawsuits or legal proceedings of any kind pending or, to the knowledge of Seller, threatened, in connection with any Real Property. The Real Property and the present use and condition thereof do not violate any applicable deed restrictions or other covenants, restrictions, agreements, existing site plan approvals, or any zoning or subdivision regulations or urban redevelopment plans applicable to the Real Property as modified by any duly issued variances where such violation would have a material adverse affect on the business or operations of the Station, and no permits, licenses or certificates pertaining to the ownership or operation of the Real Property, other than those which are transferable with the Real Property, are required by any governmental agency having jurisdiction over the Real Property or their operation, other than such permits, licenses or certificates, the failure of which to obtain would not have a material adverse affect on the business or operations of the Station. All improvements made by or constructed for Seller and, to Seller's knowledge with respect to improvements used by Seller but not made by it or constructed for it, on the Real Property, were constructed in compliance with all applicable Federal, state or other statutes, laws, ordinances, regulations, rules, codes, orders or requirements (including, but not limited to, any building, zoning or environmental laws or codes) affecting such premises, except for any noncompliance which would not have a material adverse affect on the business or operations of the Station. Seller has paid, or shall have paid prior to Closing, all amounts owning by Seller to any architect, contractor, subcontractor or materialman for labor or materials performed, rendered or supplied to or in connection with any Real Property if such amounts would otherwise constitute a materialman's, mechanics or other similar lien upon the property. Schedule 3.5 sets forth a true and complete list of all construction, architect, engineering and other agreements, if any, relating to uncompleted construction projects entered into by Seller in connection with any Real Property. Seller has heretofore delivered to Buyer true, correct and complete copies of such construction agreements.

         3.6 Tangible Personal Property. Schedule 3.6 lists as of the date hereof all items of Tangible Personal Property included in the Assets owned by Seller and having a fair market value in excess of $5,000. Except as described in Schedule 3.6, Seller owns and has good title to the Tangible Personal Property listed thereon and none of the Tangible Personal Property included in the Assets is subject to any Liens, except for Permitted Liens. Except as set forth in Schedule 3.6, the material items of Tangible Personal Property are in good operating condition and repair (given the age of such property and the use to which such property is put and ordinary wear and tear excepted).

         3.7 Assumed Contracts. Schedules 3.5, and 3.7 include a complete list as of the date of this Agreement of all Assumed Contracts except (a) contracts with advertisers for production or the sale of advertising time on the Station for cash that may be canceled by Seller on not more than ninety days' notice, (b) trade or barter advertising agreements entered into in the ordinary course of business, (c) employment contracts terminable at will, (d) miscellaneous service contracts terminable on not more than thirty (30) days' notice, and (e) other Contracts entered into in the ordinary course of business with not more than 12 months remaining on their terms, not involving liabilities exceeding Ten Thousand Dollars ($10,000) per year per Contract and One Hundred Thousand Dollars ($100,000) per year in the aggregate for all such Contracts. Seller has delivered or made available to Buyer true and correct copies of all written Assumed Contracts and accurate descriptions of all oral Assumed Contracts listed in Schedules 3.5, and 3.7 (including any and all amendments and other modifications thereto). As of the date hereof, without material exception, each of the Assumed Contracts listed in Schedules 3.5, and 3.7, is in full force and effect and constitutes the legal, valid, binding and legally enforceable obligation of the Seller (and, to the knowledge of Seller, of the other parties thereto). Except as set forth in Schedule 3.7, there is not, under any of the Assumed Contracts, any existing default, event of default or other event which, with or without due notice or lapse of time or both, would constitute a default or event of default by Seller or, to the knowledge of Seller, any other party thereto. Schedule 3.7 describes all outstanding commitments or proposals by Seller to make capital expenditures related to the Station (whether or not yet begun or in progress), which have been approved by Seller or the management of the Station and which will or are expected to require payments to third parties. Schedule 3.7A describes all types of Contracts which, if in existence on the Closing Date, Buyer shall have the right, by written notice delivered prior to Closing (or, if this Agreement is terminated as a result of the willful and intentional breach by Seller of its obligations hereunder, promptly following such termination), to have assigned to it (or its assigns) either on the Closing Date (or, in the event of termination in the circumstances referred to in the preceding parenthetical, promptly following such termination), subject to Buyer complying with the provisions of
Section 6.17 hereof.

         3.8 Intangibles. Schedule 3.8 is a complete list as of the date of this Agreement of all material Intangibles (exclusive of Licenses listed in Schedule 3.4). Seller has provided or made available to Buyer copies of all documents establishing or evidencing the Intangibles listed in Schedule 3.8. Except as disclosed in Schedule 3.8, Seller owns and has good title to all the Intangibles listed therein and none of the Intangibles is subject to any Liens, except for Permitted Liens. Except as disclosed in Schedule 3.8, Seller is not obligated pursuant to any Contract to make any payments by way of royalties, fees or otherwise with respect to any of the Intangibles. Other than with respect to matters generally affecting the television broadcasting industry and not particular to Seller, except as set forth in Schedule 3.8, Seller has not received any notice or demand alleging that Seller is infringing any trademarks, trade names, service marks, service names, copyrights or similar intellectual property rights owned by any other Person.

         3.9   Financial Information
               ---------------------

           (a) Seller has furnished Buyer with true and complete copies of the financial statements described in Schedule 3.9 (collectively, together with the 1996 Audited Financials, as defined in Section 5.4, the "Financial Statements"). Except as set forth in Schedule 3.9, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly in all material respects the financial condition of Seller as at their respective dates and the results of operations for the periods then ended, except that the unaudited financial statements do not include footnotes or customary year-end adjustments.

           (b) Broadcast Cash Flow for the twelve month period ended December 31, 1996 was in excess of Four Million Dollars ($4,000,000).

         3.10 Taxes and Tax Returns. Except as set forth in Schedule 3.10 and except where the failure to file, pay or accrue any Taxes does not result in a lien on the Assets or in the imposition of transferee or other liability on Buyer for the payment of Taxes, (a) all Tax Returns have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and (b) all Taxes shown on such Tax Returns have been properly accrued or paid to the extent such Taxes have become due. Seller is not a party to any Tax allocation or sharing agreement. Seller has not received written notice of any dispute or claim concerning any Tax liability of Seller from any governmental authority. Seller has not waived any statute of limitations in respect of income Taxes or agreed to any extension of time with respect to an income Tax assessment or deficiency.

         3.11  Insurance.   Schedule 3.11  is  a  true  and complete list of all
insurance policies of Seller. All policies of insurance listed in Schedule 3.11 are in full force and effect as of the date of this Agreement and Seller is not in default in any material respect thereunder.

         3.12 Reports. All material returns, reports and statements that the Station is currently required to file with the FCC or any governmental agency have been filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction thereof have been complied with by Seller in all material respects. All of such reports, returns and statements are complete and correct in all material respects as filed. All material documents required by the FCC to be deposited by Seller in Seller's public file (as defined in the rules and regulations of the FCC) during the period of operation of the Station by Seller have been deposited therein.

         3.13  Personnel.
               ---------

           (a) Schedule 3.13 contains a true and complete list as of the date of this Agreement of all employees of Seller engaged in the business and operations of the Station (collectively, the "Employees"), and Seller has provided Buyer with a description of all compensation arrangements affecting them. Except (a) for oral employment contracts terminable at will, or (b) as described in
Schedule 3.13, Seller has no written or oral contracts of employment with any employee of the Station. Except as set forth in Schedule 3.13, Seller is not a party to or subject to any collective bargaining agreements with respect to the Station, and no labor union or other collective bargaining unit represents or, to Seller's knowledge of Seller, claims to represent any of the employees of the Station. Seller has made available to Buyer copies of all employee handbooks and employee rules and regulations, if any.

           (b) Except as set forth in Schedule 3.13, as of the date hereof, Seller is not a party to any collective bargaining agreement. Seller is in compliance with respect to the operations of the Station with all applicable laws, rules and regulations relating to the employment of labor including, without limitation, those related to wages, hours, collective bargaining, occupational safety, discrimination and the payment of social security and other payroll-related taxes, except for any noncompliance by Seller that would not have a material adverse effect on the business or operations of the Station. Except as set forth in Schedule 3.13, as of the date hereof, to Sellers knowledge, there are no organizing campaigns, strikes, unfair labor practice charges, arbitrations, lawsuits or other labor disputes, disturbances or other controversies or proceedings pending or threatened, involving Seller or the employees of the Station or any labor union or other collective bargaining unit claiming to represent any of the employees of the Station or seeking to organize the employees of the Station.

         3.14 Claims and Legal Actions. Except as disclosed in Schedule 3.14 and for any FCC rulemaking proceedings generally affecting the television broadcasting industry and not particular to Seller, as of the date hereof, there is no claim, legal action, counterclaim, suit, arbitration, or other legal, administrative, or tax proceeding, nor any order, decree, or judgment, in progress or pending, or, to the knowledge of Seller, threatened, against Seller, the Assets, or the business or operations of the Station which seeks to enjoin, prohibit or otherwise question the validity of any action taken or to be taken by Seller pursuant to or in connection with this Agreement or which would be reasonably expected, in any material respect, to adversely affect the business or operations of the Station. Except as set forth in Schedule 3.14, as of the date hereof, neither Seller nor the Station nor any of the Assets is subject to any judgment, writ, order, injunction, award or decree by any court, arbitrator or governmental authority, including any administrative agency.

         3.15 Compliance with Laws. Seller is in compliance with the Licenses and all federal, state and local laws, rules, regulations and ordinances applicable or relating to the ownership and operation of the Station, except for any noncompliance by Seller that would not have a material adverse effect on the business or operations of the Station.

         3.16  Conduct  of  Business in Ordinary Course.  Except as set forth in
Schedule 3.16, from the date of the most recent financial statements described in Schedule 3.9 through the date of this Agreement, Seller has conducted the business and operations of the Station in the ordinary course consistent with past practice in all material respects and has not (a) made any material increase in compensation payable or to become payable to any of the Employees of Seller other than in the ordinary course of business, or any material change in personnel policies, insurance benefits or other compensation arrangements affecting the Employees of Seller, (b) made any sale, assignment, lease or other transfer of any of Seller's properties, other than obsolete assets no longer usable in the operation of the Station, or other assets sold or disposed of in the normal course of business with suitable replacements being obtained therefor, (c) incurred material loss of, or material injury to, any of the Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty, (d) mortgaged, pledged or subjected to any lien any of its Assets, other than Permitted Liens, (e) made any material change in any method of accounting or accounting practice, (f) incurred any material obligations or liabilities, except in the ordinary course of business, (g) waived or released any right of value or modified in any material respect any material Contract or
(h) entered into any agreement to do any of the foregoing.

         3.17 Environmental. Except as stated in Schedule 3.17 or where such matters would not have a material adverse effect on the business or operations of the Station, Seller is not subject to any (a) "Superfund" evaluation; or (b) any investigation or proceeding of any governmental authority evaluating whether any remedial action is necessary to respond to release of any chemicals, materials, substances or wastes that are now or hereafter become defined as, or included in the definition of, "hazardous wastes," "hazardous substances," "extremely hazardous substances," "toxic substances," "toxic" or "hazardous pollutants," "hazardous" or "toxic materials," "contaminants," "pollutants," or words of similar import under the Resource Conservation and Recovery Act of 1980, as amended, the

Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, the Toxic Substances Control Act, as amended, the Safe Drinking Water Act, as amended, the Oil Pollution Act, as amended, and their state or local counterparts or equivalents; or (c) requirement to remove asbestos material or polychlorinated biphenyls based on Seller's present use of the applicable property. To the knowledge of Seller, none of the Real Property used by Seller in the operations of the Station contains any underground or aboveground tanks. Except as stated in
Schedule 3.17, Seller is in compliance with all applicable federal, state and local environmental laws and regulations, except for any noncompliance by Seller which would not have a material adverse effect on the business or operations of the Station. Except as stated in Schedule 3.17 or where such matters would not have a material adverse effect on the business or operations of the Station, the Real Property owned by Seller in fee simple contains no condition or substance which under the aforesaid environmental laws and regulations thereunder, as interpreted as of this date by judicial and regulatory authorities, could reasonably be expected to result in recovery by any person of material remedial or removal costs, expenses or damages, or expenditures by Buyer for abatement or remedial actions.

         3.18 Brokers. Except for the fees payable to Merrill Lynch, which fees shall be paid by Seller, neither Seller nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

         3.19  Transactions With Affiliates.   Except  as  set forth in Schedule
3.19, Seller is not now, and since January 1, 1996, has not been a party, directly or indirectly, to any contract, lease, arrangement or transaction which is material to the business or operations of the Station, whether for the purchase, lease or sale of property, for the rendition of services or otherwise, with any affiliate of Seller, or any officer, director, employee, proprietor, partner or shareholder of Seller and no such person has any interest in or right to any of the Assets. The terms and conditions of the transactions involving Seller and any affiliate of Seller which are identified in Schedule 3.19 are described briefly therein.

         3.20 Assets. Except for the Excluded Assets, the Assets include all of the assets or property necessary for the lawful conduct of the business of the Station as currently operated.

         3.21 Employee Benefits. Schedule 3.21 lists all Employee Plans, and copies of such Employee Plans, together with any trusts related thereto, have previously been provided to Buyer. All Employee Plans are in material compliance with their terms and with all applicable provisions of ERISA and the Code. Neither Seller nor any ERISA Affiliate maintains, contributes to, or is obligated to contribute to, nor has Seller nor any ERISA Affiliate ever maintained, contributed to, been obligated to contribute to or had any direct, indirect or contingent liability with respect to, any employee benefit plan subject to Title IV of ERISA (including any multiemployer plan as defined in Section 4001(a)(3) of the Code) or Section 412 of the Code. Seller has not engaged in any non-exempt prohibited transaction (as defined in Code Section 4975 or ERISA Section 406) involving any Employee Plan which would subject Seller to any material penalty or tax imposed under Code Section 4975 or ERISA
Section 502(i). Seller has not made a complete or partial withdrawal, within the meaning of ERISA Section 4201, from any multiemployer plan which has resulted in, or is reasonably expected to result in, any material withdrawal liability. Seller has not engaged in any transaction described in ERISA Section 4069 within the past five years. Seller is not aware of the existence of any governmental audit or examination of any Employee Plan or of any facts which would lead Seller to believe that any such audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any Employee Plan pending or, to the knowledge of Seller, threatened, against any Employee Plan. Except as required by ERISA Sections 601 et seq. and Code Section 4980B, Seller does not sponsor, maintain or contribute to any Employee Plan which provides medical coverage to retirees or other former employees of Seller. Neither Seller nor any ERISA Affiliate nor any fiduciary of any Employee Plan has engaged in any transaction or conduct that could, directly or indirectly, result in any material liability of Seller pursuant to Sections 408, 502(c) or 502(i) of ERISA or Sections 4975, 4976 or 4980B of the Code.

         3.22 Disclosure. No representation or warranty of Seller contained herein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make such representations and warranties, in light of the circumstances under which they were made, not misleading.

         3.23  Knowledge.      Where the term "to Sellers knowledge" (or similar
term) is used herein, it shall mean Seller's knowledge based upon inquiry of appropriate Station personnel.

SECTION 4      REPRESENTATIONS AND WARRANTIES OF BUYER
               ---------------------------------------

         Buyer represents and warrants to Seller as follows:

         4.1 Organization, Standing and Authority. Buyer is (and License Assignee will be upon assignment hereunder a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and, on the Closing Date, will be duly qualified to conduct business in each jurisdiction in which such qualification is necessary for Buyer to own the Assets and operate the Station. Buyer has (and License Assignee will have upon assignment hereunder) the requisite corporate power and authority to (a) execute, deliver and perform this Agreement and the documents contemplated hereby according to their respective terms, and (b) own the Assets.

         4.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement and the Ancillary Documents, and the consummation of the transactions contemplated hereby and thereby, by Buyer have been (and will be by License Assignee upon assignment hereunder) duly and validly authorized by all necessary corporate action on the part of Buyer and License Assignee. This Agreement and the Ancillary Documents executed by Buyer have been (and will be by License Assignee upon assignment hereunder) duly executed and delivered by Buyer and constitute its legal, valid and binding obligations, enforceable against Buyer in accordance with their respective terms, except as the enforceability of this Agreement and the Ancillary Documents may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         4.3 Absence of Conflicting Agreements and Required Consents. Except as set forth in Schedule 4.3, for applicable requirements of the HSR Act and subject to the receipt of the FCC Consent, the execution, delivery and performance by Buyer (and/or License Assignee) of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with the Articles of Incorporation or Bylaws of Buyer (and/or License Assignee); and (c) will not conflict in any material respect with, result in a material breach of, or constitute a material default under, any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental authority applicable to Buyer (and/or License Assignee) or any material contract or agreement to which Buyer (and/or License Assignee) is a party or by which Buyer may be bound.

         4.4 Buyer Qualifications. Buyer is (and License Assignee will be) legally, financially and otherwise qualified to be the licensee of, acquire, own and operate the Station under the Communications Act, and the rules, regulations and policies of the FCC. Buyer knows of no fact that would, under existing law and the existing rules, regulations, policies and procedures of the FCC (a) disqualify Buyer or the License Assignee as an assignee of the FCC Licenses or as the owner and operator of the Station or (b) cause the FCC to fail to approve in a timely fashion the application for the FCC Consent. No waiver of any FCC rule or policy is necessary to be obtained for the grant of the applications for the assignment of the FCC Licenses to Buyer or the License Assignee, nor will processing pursuant to any exception or rule of general applicability be requested or required in connection with the consummation of the transactions contemplated by this Agreement.

         4.5 Brokers. Neither Buyer, License Assignee nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

         4.6 Disclosure. No representation or warranty of Buyer (or License Assignee) contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make such representations and warranties, in light of the circumstances under which they were made, not misleading.


SECTION 5.      OPERATIONS OF THE STATION PRIOR TO CLOSING

           Between the date of this Agreement and the Closing Date, Seller shall operate the Station in the ordinary course of business and, to the extent not inconsistent therewith, consistent with past practice (in either case, except where such conduct would conflict with the following covenants or with Seller's other obligations under this Agreement). Notwithstanding the foregoing, without the prior written consent of Buyer:

         5.1 Contracts. Seller shall not enter into or renew any contract or commitment relating to the Station or the Assets, or incur any obligation that will be binding on Buyer after Closing, except in the ordinary course of business; provided that (i) except for time sales contracts for cash at prevailing rates for a term not exceeding six months, Seller shall not enter into time sales agreements that will be binding on Buyer after Closing; (ii) subject to the provisions of Section 6.17 hereof, Seller may enter into Contracts of the type referred to therein; and (iii) Seller shall not enter into, modify, amend, renew or change any Contract with respect to programming for the Station for any period after the Closing Date without the prior approval of Buyer, which approval shall be deemed given if Buyer does not specifically advise Seller of its disapproval thereof within two Business Days of Sellers request for any such approval;

provided, however, that, without Buyer's consent, Seller shall have the right to enter into, modify, amend, renew or change Contracts relating to programming that do not involve expenditures in the aggregate of more than $150,000 and shall have the right to renew agreements for sports programming on substantially the same terms of such agreements as presently in existence and, provided, further, if Buyer does not provide the approval described above, Seller shall have the right to enter into, modify, amend, renew or change any Contract with respect to programming for the Station as long as Seller shall pay the Buyer at Closing (by set-off against Buyer's payment of the amount due Seller pursuant to Section 2.6(a)(1)), the difference, if any, between (a) the present value, using a discount rate of eight percent (8%) per annum (the "Present Value"), of the payments required to be made on behalf of the Station pursuant to any such Contract after the Closing Date, minus (b) the Present Value of the payments which would have been made on behalf of the Station pursuant to any such Contract after the Closing Date if Buyer had been the owner of the Station at the time such Contract was entered into, modified, amended, renewed or changed, as estimated in good faith by Buyer and evidenced in a certificate to such effect executed by two (2) officers of Buyer and delivered to Seller at Closing.

         5.2 Dispositions. Seller shall not sell, assign, lease or otherwise transfer or dispose of any of the Assets, except at fair market value, in connection with the acquisition of replacement property of equivalent kind and use. Notwithstanding the foregoing or anything else contained in this Agreement, the expiration by their terms of contracts prior to the Closing shall not be deemed to be a violation of this Agreement.

         5.3 Encumbrances. Seller shall not create, assume or permit to exist any Liens upon the Assets, except for Permitted Liens and liens that will be discharged prior to or on the Closing Date.

         5.4 Access to Information. Seller shall give Buyer and its employees and other authorized representatives during normal business hours and with reasonable prior notice, access to the

Assets and to all other books, records and documents of Seller relating to the Station for the purpose of audit and inspection, including, without limitation, conducting of any surveys and environmental assessments of Real Property included in the Assets, and will furnish or cause to be furnished to Buyer or its authorized representatives, upon reasonable notice, all information with respect to the business and operation of the Station that Buyer may reasonably request; provided, that the foregoing do not unreasonably disrupt the business of the Seller. Not later than March 15, 1997, Seller shall deliver to Buyer its final, audited financial statements for calendar year 1996 (the "1996 Audited Financials") and will provide Buyer with a copy within one Business Day after Seller's receipt of the final 1996 Audited Financials. Seller will use its commercially reasonable efforts to obtain the consent of its auditors to permit inclusion of the 1996 Audited Financials in applicable securities filings of Sinclair Broadcast Group, Inc. ("SBGI"), provided that any expenses of obtaining such consent shall be borne by Buyer. If Buyer requests, and at Buyer's expense, it shall have the immediate right, without causing unreasonable disruption to the business of the Station, to have the access provided for in the first sentence hereof to conduct an audit of the Station's financial information, and, subject to the foregoing, Seller shall cooperate with Buyer's reasonable requests in connection with such audit, including, without limitation, giving all reasonable consents thereto as long as any expenses thereof are borne by Buyer.

         5.5 Insurance. Seller shall maintain the existing insurance policies on the Assets or other policies providing substantially similar coverages.

         5.6 Compensation. Except as set forth in Schedule 5.6, Seller will not permit any increases in the compensation of any of the employees of the Station, except in the ordinary course of business (involving increases of not more than five percent (5%) per annum) or as required by law or existing contract or agreement, in which case any such contracts and agreements shall be assumed by Buyer and treated as Assumed Liabilities hereunder; provided, however, that Seller may pay bonuses to any of its employees, consistent with past practice or, if not consistent with past practice, only so long as such bonuses do not create a binding obligation upon Buyer after the Closing Date.

         5.7 Financial Information. Seller shall furnish Buyer within thirty days after the end of each month ending between the date of this Agreement and the Closing Date an unaudited statement of income and expense for such month and such other financial information prepared by Seller, as Buyer may reasonably request, prepared in accordance with generally accepted accounting principles (except for the absence of footnotes) consistently applied.

         5.8     Transactions with Affiliates.   Seller shall not enter into any
transaction with any Affiliate of Seller that will be binding upon Buyer, the Assets or the Station following the Closing Date.

         5.9 Collective Bargaining. Except as required by applicable law, Seller shall not enter into any collective bargaining agreement covering any employees, through negotiations or otherwise, or make any commitment or incur any liability to any labor organization with respect to any employees.

         5.10 Maintenance of Assets. Seller shall use all commercially reasonable efforts to maintain the Assets or replacements thereof in good operating condition and adequate repair (given the age of such Assets and the use to which such Assets are put and ordinary wear and tear excepted).

         5.11       Operating Budget.       Seller shall, in connection with the
operation of the Station, make expenditures materially consistent with the estimates of expenses set forth in the Operating Budget to the extent reasonably within the control of Seller and, including, without limitation, that Seller shall make expenditures in respect of promotional, programming and engineering activities for the Station (and employee expenditures related to such activities) for any period covered by the Operating Budget equal to at least 95% of the amounts therefor set forth therein.

         5.12 Incurrence of Additional Indebtedness. Seller shall not increase its principal amount of indebtedness for borrowed money (which shall not include any amounts owed to the former owners of the Station under non-competition or consulting agreements) above $7,000,000.

SECTION 6.          SPECIAL COVENANTS AND AGREEMENTS

         6.1   FCC Consent.
               -----------

           (a) The purchase and sale of the Assets as contemplated by this Agreement is subject to the FCC Consent.

           (b) Seller and Buyer shall prepare and, within ten (10) days after the date of this Agreement, file with the FCC appropriate applications for the FCC Consent. The parties shall thereafter prosecute each application with commercially reasonable diligence and otherwise use their commercially reasonable efforts to obtain the grants of the applications as expeditiously as practicable. Each party will promptly provide to the other party a copy of any pleading, order or other document served on it relating to such applications (but no party shall have any obligation to take any steps to satisfy complainants, if any, which steps would substantially impair or diminish rights under the FCC Licenses or otherwise impose an unreasonable burden on a party). Buyer is and will be (and License Assignee upon assignment hereunder will be) legally, financially and otherwise qualified to be the licensee of, acquire, own and operate the Station under the Communications Act, and the rules, regulations and policies of the FCC, and Buyer shall take or cause to be taken all actions necessary or appropriate to be taken by Buyer (or its Affiliates, including License Assignee) to permit the FCC to approve in a timely fashion the assignment to Buyer of the FCC Licenses for the Station. Each party agrees to comply with any condition imposed on it by the FCC Consent, except that no party shall be required to comply with a condition if compliance with the condition would have a material adverse effect upon it. Buyer and Seller shall oppose any petitions to deny or other objections filed with respect to the applications for any FCC Consent and any requests for reconsideration or review of any FCC Consent.

           (c) If the Closing shall not have occurred for any reason within the original effective period of the FCC Consent, and neither party shall have terminated this Agreement under Section 9, the parties shall jointly request an extension of the effective period of such FCC Consent. No extension of the effective period of the FCC Consent shall limit the exercise by either party of its right to terminate the Agreement under Section 9.

         6.2 HSR Act Filing. Seller and Buyer agree to (a) file or cause to be filed with the U.S. Department of Justice ("DOJ") and Federal Trade Commission ("FTC") within ten (10) Business Days of the date of this Agreement all filings, if any, that are required in connection with the transactions contemplated hereby under the HSR Act; (b) submit to the other party, prior to filing, their respective HSR Act filings to be made hereunder and to discuss with the other any comments the reviewing party may have; (c) cooperate with each other in connection with such HSR Act filings, which cooperation shall include furnishing the other with any information or documents that may be reasonably required in connection with such filings; (d) promptly file, after any request by the FTC or DOJ and after appropriate negotiation with the FTC or DOJ of the scope of such request, any information or documents requested by the FTC or DOJ; and (e) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ that relates to the transactions contemplated hereunder and, to the extent practicable, to permit each other to participate in any conferences with the FTC or DOJ.

         6.3        Confidentiality.
                    ---------------

           (a) Each party will not use or disclose to third parties (except as may be necessary for the consummation of the transactions contemplated hereby, or as required by law, including, without limitation, in connection with legal proceedings relating to this Agreement and the transactions contemplated hereby, or otherwise pursuant to subpoena or the request of a governmental authority, and then only with prior notice to the other parties hereto, including delivery of a copy of the subpoena or request, if applicable) this Agreement or any information (including, without limitation, financial information and information regarding program contracts and revenue) received from the other parties hereto or their agents in the course of investigating, negotiating and performing the transactions contemplated by this Agreement; provided, however, that each party may disclose such information to such party's officers, directors, employees, lenders, advisors, attorneys and accountants who need to know such information in connection with the consummation of the transactions contemplated by this Agreement and who are informed by such party of the confidential nature of such information. Nothing shall be deemed to be confidential information to a party that: (1) is already in such party's possession, provided that such information is not known by such party to be subject to another confidentiality agreement with or other obligation of secrecy to, the other party hereto or another party, or (2) becomes generally available to the public other than as a result of a disclosure by such party or its officers, directors, employees, lenders, advisors, attorneys or accountants, or
(3) becomes available to such party on a non- confidential basis from a source other than the other party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to the other party hereto or another party. In the event this Agreement is terminated and the purchase and sale contemplated hereby abandoned, Buyer will return to Seller all copies of documents, work papers and other written confidential material obtained by Buyer in connection with the transactions contemplated hereby. If this Agreement is terminated, each party will return to the other party all information (including all documents, work papers and other written confidential material) obtained by such party from any other party in connection with the transactions contemplated by this Agreement.

           (b) No party shall publish any press release or make any other public announcement concerning this Agreement and the

Ancillary Documents or the transactions contemplated hereby or thereby without the prior written consent of each other party, which shall not be withheld unreasonably; provided, however, that nothing contained in this Agreement shall prevent any party, after notification to each other party, from taking any action required by law or from making any filings with governmental authorities that, in its judgment, may be required or advisable in connection with the execution and delivery of this Agreement or the Ancillary Documents or the consummation of the transactions contemplated hereby or thereby.

         6.4 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary or desirable to the implementation and consummation of this Agreement necessary or desirable to obtain the Consents, and otherwise use their commercially reasonable efforts to consummate the transactions contemplated hereby and to fulfill their obligations under this Agreement. Buyer and Seller shall each diligently make and cooperate with the other in making all commercially reasonable efforts to obtain or cause to be obtained prior to the Closing Date all Consents. Buyer agrees to use all commercially reasonable efforts to assist Seller in obtaining such Consents, and to take all commercially reasonable actions necessary or desirable to obtain such Consents, including, without limitation, executing such assumption instruments and other documents as may reasonably be required in connection with obtaining the Consents; provided, however, that Buyer shall not be required to accept or honor changes, modifications or additions to Contracts required by the party from whom consent is sought if such changes, modifications or additions would make such contract materially more onerous upon or materially more burdensome to Buyer than the existing terms of such Contract; and provided further, without imposing any obligations on Seller, if Seller provides Buyer with a payment that, as reasonably agreed to in good faith by Buyer and Seller, would cover such changes, modifications or additions, Buyer shall accept such changes, modifications or additions.

         6.5 Control of the Station. Prior to Closing, Buyer shall not, directly or indirectly, control, supervise or direct, or attempt to control, supervise or direct, the operations of the Station; those operations, including complete control and supervision of all of the Station's programs, employees and policies, shall be the sole responsibility of Seller.

         6.6        Accounts Receivable.
                    -------------------

           (a) At the Closing, Seller will designate Buyer as its agent solely for the purposes of collecting the Accounts Receivable. Buyer will collect the Accounts Receivable during the period beginning on the Closing Date and ending on the 180th day after the Closing Date (the "Collection Period") with the same care and diligence Buyer uses with respect to its own accounts receivable and hold all such Accounts Receivable in trust for Seller until remitted by Buyer to the Indemnification Escrow Agent or the Collections Account pursuant hereto. Buyer shall not make any referral or compromise of any of the Accounts Receivable to a collection agency or attorney for collection and shall not settle or adjust the amount of any of the Accounts Receivable without the written approval of Seller. If, during the Collection Period, Buyer receives monies from an account debtor of Buyer that is also an account debtor of Seller with respect to any Accounts Receivable, Buyer shall credit the sums received to the oldest account due, except where an account is disputed by the account debtor as properly due, and the account debtor has so notified Buyer in writing, in which case, payments received shall be applied in accordance with the account debtor's instructions; provided that upon resolution of such dispute if any amounts in dispute are received by Buyer, Buyer shall remit such amounts to the Indemnification Escrow Agent in accordance with the Indemnification Fund Agreement up to the amount of the Additional Indemnification Amount Deposit and, thereafter, to the Collections Account.

           (b) On the ninetieth (90th) day after the Closing Date and on or before the fifth Business Day after the end of each full fifteen (15) day period thereafter during the Collection

Period, Buyer shall deliver to Seller a list of the amounts collected by Buyer before the end of such period with respect to the Accounts Receivable. On or before the fifth Business Day after the end of the Collection Period, Buyer shall deliver to Seller a list of all of the Accounts Receivable that remain uncollected.

           (c) Seller shall establish and maintain during the Collection Period (and for as long after the Collection Period as Seller deems appropriate) a bank account (the "Collections Account") at a commercial bank in Las Vegas, Nevada, as notified in writing by Seller to Buyer for the deposit of collections of the Accounts Receivable in accordance with this Section 6.6. Seller shall have sole disbursement authority over the Collections Account. On the ninetieth (90th) day after the Closing Date (or if such day is not a Business Day, on the next succeeding Business Day), Buyer shall (i) deposit with the Indemnification Escrow Agent pursuant to the Indemnification Fund Agreement all amounts collected with respect to any Accounts Receivable, not to exceed the lesser of
(A) One Million Five Hundred Thousand Dollars ($1,500,000) or (B) the amount of the Closing Date Estimated Accounts Receivable (the Additional Indemnification Amount Deposit) and (ii) deposit in the Collections Account any other Accounts Receivable collected by Seller as of such date. On and after the ninetieth
(90th) day after the Closing Date until the expiration of the Collections Period, within five (5) Business Days of the end of each full fifteen (15) day period, Buyer shall deposit all amounts collected with respect to the Accounts Receivable with the Indemnification Escrow Agent pursuant to the Indemnification Fund Agreement until the total of all amounts deposited pursuant to the previous sentence and this sentence equals the Additional Indemnification Amount Deposit and, thereafter, in the Collections Account. Seller shall be entitled to dispose of all amounts deposited in the Collections Account from time to time as it chooses, in its sole discretion, and Buyer and the Indemnification Escrow Agent shall have no rights therein.

           (d) After the expiration of the Collection Period, Buyer shall have no further obligation hereunder other than (1) so long as Seller continues to maintain the Collections Account, to deposit in such account any payments with respect to any of the Accounts Receivable that Buyer subsequently receives, and (2) thereafter, to remit directly to Seller any payments with respect to any of the Accounts Receivable that Buyer subsequently receives.

           (e) Any Accounts Receivable remaining uncollected 180 days after the Closing Date shall be transferred to Seller, together with all files concerning the collection or attempt to collect such Accounts Receivable hereunder, and Buyer shall thereafter have no further responsibility with respect thereto.

           (f) Buyer shall have no right to set-off any amounts collected for Accounts Receivable against any amounts owed to Buyer by Seller; provided that this Section 6.6(f) shall not be deemed to limit the right of Buyer to make claims against the Indemnification Amount in accordance with, and subject to, the terms and conditions of this Agreement.

         6.7 Access to Books and Records. Seller shall provide Buyer access and the right to copy for a period of seven years from the Closing Date any books and records relating to the Assets but not included in the Assets. Buyer shall provide Seller access and the right to copy for a period of seven years after the Closing Date any books and records relating to the Assets that are included in the Assets.

         6.8        Employee  Matters.   The  following  provisions  shall apply
exclusively for the sole benefit of the parties to this Agreement and not for the benefit of any other Person, including any employee of Seller:

           (a) Effective as of the Closing Date, Buyer shall offer employment to each employee of Seller who is employed at the Station immediately prior to the Closing Date (collectively, the "Assumed Employees"). Except as otherwise provided in this Section 6.8, the Buyer shall offer employment to the Assumed Employees on terms and conditions that are substantially similar in the aggregate to the terms and conditions of employment of employees of SBGI and its affiliates as of the Closing Date. Seller acknowledges that Buyer is not assuming any employment agreements to which Seller or any of its Affiliates is a party. To the fullest extent permitted by applicable law, each Assumed Employee shall receive credit for past service with Seller, to the extent credited by the Seller as of the Closing Date, for all purposes under Buyer's benefits plans; provided, however, that Buyer shall not be required to provide any Assumed Employee with credit for service with the Seller for purposes of benefit accrual under any defined benefit pension plan sponsored or maintained by Buyer. Notwithstanding the foregoing, subject to Buyer's liabilities and obligations pursuant to any of the Assumed Contracts, nothing in this Section 6.8 is intended to guarantee employment for any Assumed Employees for any minimum period of time after the Closing Date.

           (b) Buyer shall offer and provide and shall assume full responsibility and liability for offering and providing "Continuation Coverage" to any "Qualified Beneficiary" who is covered by a "Group Health Plan" sponsored or contributed to by Seller or any entity required to be combined with Seller (within the meaning of Sections 414(b) or (c) of the Code) and who has experienced a "Qualifying Event" or is receiving "Continuation Coverage" on or prior to the Closing Date. Buyer shall offer and provide such coverage without regard to any limitation on Seller's obligation to provide such coverage by reason of Seller's termination of any Group Health Plan on or after the Closing Date. "Continuation Coverage," "Qualified Beneficiary," "Qualifying Event" and "Group Health Plan" all shall have the meanings given such terms under Section 4980B of the Code and Section 601 et seq. of ERISA.

           (c) Buyer shall offer health plan coverage to all Assumed Employees under the terms and conditions generally applicable to Buyer's or its Affiliates' employees as of the Closing Date. For purposes of providing such coverage, Buyer shall waive all preexisting condition limitations for all Assumed Employees covered by Seller's group health plan as of the Closing Date (to the extent permitted under Buyer's group health plan) and shall provide such health care coverage effective as of the

Closing Date without the application of any eligibility period for coverage. In addition, Buyer shall credit all employee payments toward deductible and co-payment obligations limits under Seller's health care plans for the plan year which includes the Closing Date as if such payments had been made for similar purposes under Buyer's health care plans during the plan year which includes the Closing Date, with respect to the Assumed Employees.

           (d) Buyer shall grant Assumed Employees credit for and shall assume and be responsible for any liabilities with respect to accrued sick and personal leave and earned vacation time (which vacation time shall be subject to proration and adjustment as provided for in Section 2.5(a) above) by any Assumed Employees as of the Closing Date.

           (e) Buyer agrees that Seller may inform its employees that Buyer has agreed that the Assumed Employees will be offered employment and the terms and conditions relating to such employment as provided in this Section 6.8; provided, however, that Buyer shall have the right to approve any written statement to be made by Seller in connection therewith prior to the rendering or transmittal of any such statement.

           (f) Seller shall be responsible for and shall pay all amounts owed to
(i) any employees who have not become Assumed Employees and (ii) any Assumed Employees for services performed prior to the Closing, except in respect of Assumed Employees for accrued sick leave and for accrued vacation pay (with respect to which no cash payment is or may be due to any employee). Notwithstanding the foregoing, however, after the Closing, Buyer shall be solely responsible for wages, benefits and any employment related claims brought by any Assumed Employee against Buyer or Seller by reason of Buyer's acts or omissions in connection with such employment or the termination thereof, to the extent any such liability or claims is attributable to a period commencing after the Closing Date.

           (g) At Buyer's request, Seller shall use all commercially reasonable efforts to obtain the assignment to Buyer of the Employment Agreement dated December 21, 1993, by and between Las Vegas Channel 21, Inc. and Martin S. Sokoler (the "Employment Agreement") and all of the assigning party's rights and obligations thereunder to the extent permitted by the terms thereof, and Buyer shall accept such assignment and assume such obligations. Notwithstanding the foregoing, Seller shall, and shall cause its general partner to, at Buyer's request and in consultation with Buyer, use all commercially reasonable efforts to obtain from Mr. Sokoler, pursuant to the Employment Agreement, an executed non-competition agreement, to be substantially on the same terms as the form of non-competition agreement attached hereto as
Exhibit 8.2(k), provided that the term of such non- competition agreement shall not be longer than six months from the date of Mr. Sokoler's termination of employment, if any. Seller shall, and shall cause its general partner to, cooperate with Buyer, if requested by Buyer, in attempting to enforce the applicable provisions of the Employment Agreement relating to such non-competition agreement; provided that such enforcement shall be at the expense of Buyer.

         6.9 Cure. For all purposes under this Agreement, the existence or occurrence of any events or circumstances that constitutes or causes a breach of a representation or warranty of Buyer or Seller (including, without limitation, under the information disclosed in the Schedules hereto) on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured in all material respects on or prior to the Closing Date. Without limiting the foregoing, Buyer or Seller shall promptly notify the other party hereto of the existence or occurrence of any events or circumstances that would cause any of the conditions to the notifying party's obligations at Closing hereunder set forth in Section 7.1 or 7.2, as the case may be (collectively, the "Conditions Precedent"), to not be fulfilled and such other party shall have the right to cure such event or circumstance on or prior to the Closing Date.

         6.10       Other Acquisitions.   Without  limiting any other provisions
of this Agreement, prior to the Closing, without the prior written consent of Seller, neither SBGI, Buyer nor any of

                                     - 50 -
their respective Affiliates or any party acting, directly or indirectly, by or on behalf of any of them (the "Buyer Parties") shall acquire or enter into an agreement to acquire a television station in the Las Vegas DMA or enter into a Management Arrangement or Option. Buyer shall promptly notify Seller in writing of any violation of this Section 6.10.

         6.11       Interruption of Broadcast Transmission.
                    --------------------------------------

           (a) In the event of any loss, damage or impairment, confiscation or condemnation of any of the Assets prior to the completion of the Closing that interferes with the normal operation of the Station, Seller shall notify Buyer of same in writing immediately, specifying with particularity the loss, damage or impairment, confiscation or condemnation incurred, the cause thereof, if known or reasonably ascertainable, and the insurance coverage. Seller shall apply the proceeds of any insurance policy, judgment or award with respect thereto and take such other commercially reasonable actions, as determined in its sole discretion, as are necessary to repair, replace or restore such Assets to their prior condition as soon as possible after such loss, damages or impairment, confiscation or condemnation.

           (b) If before the Closing Date, due to damage or destruction of the Assets the regular broadcast transmission of the Station in the normal and usual manner is interrupted for a period of 12 continuous hours or more, Seller shall give prompt written notice thereof to Buyer. If on the Closing Date, due to damages or destruction of the Assets the regular broadcast transmission of the Station in the normal and usual manner is interrupted such that the regular broadcast signal of such Station (including its effective radiated power) is diminished in any material respect, then (i) Seller shall immediately give written notice thereof to Buyer; and (ii) either, and both of, Seller or Buyer shall have the right, by giving prompt written notice to the other, to postpone the Closing Date for a period of up to 90 days.

           (c) In the event the Station's normal and usual transmission has not been resumed by the Closing Date as postponed pursuant to section (b) above, either Buyer or Seller may pursuant to
Section 9.1(e), terminate this Agreement by written notice to the other party. Notwithstanding the foregoing, however, Buyer may, at its option, proceed to close this Agreement and complete the restoration and replacement of any damaged Assets after the Closing Date, in which event Seller shall deliver or assign to Buyer all insurance or other proceeds received in connection therewith to the extent such proceeds are received by or payable to Seller and have not therefore been used in or committed to the restoration or replacement of the Assets, but Seller shall have no other liability or obligation to Buyer in connection therewith.

           (d) If before the Closing Date, due to damage or destruction of the Assets the regular broadcast transmission of the Station in the normal and usual manner is interrupted for a period of seven (7) continuous days or more, Seller shall give prompt written notice thereof (the "Interruption Notice") to Buyer. Upon receipt of the Interruption Notice, Buyer shall have the right, in its sole and absolute discretion, by giving prompt written notice thereof to Seller within two (2) Business Days of the date of the Interruption Notice, to terminate this Agreement with the effect specified in Section 9.2(b)(1) hereof.

           (e) Until the Closing Date, Seller will maintain the existing insurance policies listed in Schedule 3.11 on the Station and the Assets.

         6.12 Ownership Interests in Seller. Buyer acknowledges and agrees that the limited partners (collectively, the "Limited Partners") and General Partner of Seller shall have the right to transfer their respective limited and general partnership interests in Seller, and that the equity owners of the Limited Partners and the General Partner shall have the right to transfer their respective equity ownership interests therein, to charitable remainder trusts; provided, however, that as a result of any such transfers, the consummation of the transactions contemplated by this Agreement is not adversely affected, the parties hereto specifically acknowledging and agreeing that an immaterial delay to the consummation of the transactions contemplated by this Agreement resulting from amendments to the parties' applications for the FCC Consent as a result of any such transfers shall not be deemed a violation or breach of this Section 6.12.

         6.13 Estoppel Certificate. Seller shall use reasonable efforts to deliver to Buyer at the Closing an estoppel certificate from the landlord under the Lease, certifying a copy of the Lease and stating that all rental payments due thereunder are current and, to the knowledge of such landlord, there are no defaults under such Lease.

         6.14 FCC Applications. Between the date of this Agreement and the Closing Date, Seller shall use commercially reasonable diligence to prosecute each of the FCC Applications.

         6.15 Executed Copies of the Assumed Contracts. Seller shall use its reasonable efforts to obtain fully executed counterparts of each of the Assumed Contracts of which it does not have a fully executed counterpart, as requested by Buyer, and, upon the request of Buyer, promptly deliver copies thereof to Buyer.

         6.16 Representation Agreement. Within three (3) days of the date on which Seller receives a written request (the "Termination Request") from Buyer to give a Termination Notice, as defined in that certain Representation Agreement dated June 27, 1994 by and between Seltel, Inc. and Channel 21, L.P. (the "Seltel Agreement"), Seller shall give such Termination Notice. Such Termination Request shall not be given by Buyer earlier than the eleventh (11th) day after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, if the termination pursuant to such Termination Notice is effective on or before the Closing Date or if the Closing hereunder does not occur for any reason, Seller shall use commercially reasonable efforts to enter into a representation agreement with respect to the Station(the "Successor
Representation Agreement") with a representation firm (the "Successor Representation Firm"), such Agreement to be subject to the consent of Buyer, such consent not to be unreasonably withheld, and Buyer shall pay to

Seller, promptly upon request therefor, an amount equal to the difference between (A) the payments due by Seller pursuant to Section 5.2(a)(ii) and (iii) of the Seltel Agreement, minus (B) the amounts, if any, which the Successor
Representation Firm undertakes to pay in connection with the Successor Representation Agreement. Notwithstanding the foregoing and anything in this Agreement to the contrary, if the termination pursuant to such Termination Notice is effective after the Closing Date, any payments due under Section 5.2(a)(ii) or (iii) of the Seltel Agreement shall be paid by Buyer and Buyer shall have no claim against Seller for such payments. Notwithstanding anything to the contrary contained in this Agreement, payments due under Section 5.1(a)(i) of the Seltel Agreement shall be prorated between Seller and Buyer based upon their respective period of ownership before the Termination Date and Calculation Date (as defined in the Seltel Agreement) such that Seller is responsible for National Spot Advertising (as defined in the Seltel Agreement) broadcast on the Station before the Closing Date and Buyer shall be responsible for National Spot Advertising broadcast on the Station on and after the Closing Date.

         6.17 Certain Contracts. Neither Seller nor any of its Affiliates nor any party acting, directly or indirectly, by or on behalf of any of them (the "Seller Parties") will enter into any Contract of the type specified on
Schedule 3.7A unless such Contract provides for the assignment, transfer or conveyance thereof to Buyer (or its assigns) upon the Closing or the termination of this Agreement as a result of a willful and intentional breach by Seller of its obligations hereunder. Promptly upon any of the Seller Parties entering into any Contract of the type specified on Schedule 3.7A, Seller will provide Buyer with written notice thereof. Following any written request of Buyer delivered in accordance with Section 3.7A, either at Closing or promptly following termination of this Agreement as a result of a willful and intentional breach by Seller of its obligations hereunder, Seller will assign, or cause to be assigned, to Buyer (or its assigns) all rights and obligations of the Seller
Parties  arising  in  connection  with any  Contract  of the type  specified  in
Schedule 3.7A; provided that pursuant to documentation reasonably satisfactory to the Seller

Parties: (i) SBGI will (or will cause its assigns to) reimburse the assigning party for its out-of-pocket disbursements in connection with such Contract, including all amounts paid by any Seller Party to any party with whom it entered into such Contract in consideration for entering into such Contract; and (ii) SBGI will (or will cause its assigns to) indemnify and hold harmless each Seller Party and any party with whom any Seller Party entered into such Contract, in respect of the failure or alleged failure of Buyer (or its assigns) to comply with its obligations under any such Contract following assignment to Buyer (or its assigns).

SECTION 7.          CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER
                    ---------------------------------------------

         7.1 Conditions to Obligations of Buyer. All obligations of Buyer at the Closing hereunder are subject, at Buyer's option, to the fulfillment prior to or at the Closing Date of each of the following conditions:

           (a) Representations and Warranties. Each of the representations and warranties of Seller contained in this Agreement shall be true and correct at and as of the Closing Date as though made at and as of that time, except (1) to the extent any such representation or warranty is expressly stated only as of a specified earlier date or dates, in which case such representation and warranty shall be true, as of such earlier specified date or dates (subject to clause 3 below), (2) for changes which are permitted or contemplated pursuant to this Agreement or (3) to the extent that the failure of the representations and warranties of Seller contained in this Agreement to be true and correct at and as of the Closing Date as though made at and as of that time, or, with respect to representations and warranties stated only as of a specified earlier date or dates, to be true and correct as of such earlier specified date or dates, would in either case not result in losses, liabilities or damages to Buyer in excess of $1,500,000.

           (b) Covenants and Conditions. Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

           (c) Required Consents. All Required Consents shall have been obtained and delivered to Buyer.

           (d) FCC Consent. The FCC Consent shall have been granted and shall have become a Final Order.

           (e) HSR Act. The waiting period under the HSR Act shall have expired or terminated without adverse action by DOJ or the FTC to prevent the Closing and there shall not be pending any action or request for information instituted by the FTC or the DOJ under the HSR Act.

           (f) Legal Proceedings. No injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction shall be in effect which restrains or prohibits Buyer from consummating the transactions contemplated by this Agreement.

           (g) Deliveries. Seller shall have made or stand willing to make all the deliveries to Buyer described in Section 8.2.

         7.2 Conditions to Obligations of Seller. All obligations of Seller at the Closing hereunder are subject, at Seller's option, to the fulfillment prior to or at the Closing Date of each of the following conditions:

           (a) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement, considered in the aggregate, shall be true and correct in all material respects at and as of the Closing Date as though made at and as of that time, except (1) to the extent any such representation or warranty is expressly stated only as of a specified earlier date or dates, in which case such representation and warranty shall be true and accurate in all material respects as of such earlier specified date or dates or

(2) for changes are permitted or contemplated pursuant to this Agreement.

           (b) Covenants and Conditions. Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

           (c)  Required  Consents.   All  Required  Consents  shall  have  been
obtained.

           (d) FCC Consent. The FCC Consent shall have been granted.

           (e) HSR Act. The waiting period under the HSR Act shall have expired or terminated without adverse action by DOJ or the FTC to prevent the Closing and there shall not be pending any action or request for information instituted by the FTC or the DOJ under the HSR Act.

           (f) Legal Proceedings. No injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction shall be in effect which restrains or prohibits Seller from consummating the transactions contemplated by this Agreement.

           (g) Deliveries. Buyer shall have made or stand willing to make all the deliveries described in Section 8.3.

SECTION 8.          CLOSING AND CLOSING DELIVERIES

         8.1        Closing.
                    -------

           (a) Closing Date.

               (1) Subject to (i) the satisfaction or, to the extent permissible by law, waiver (by the party for whose benefit the closing condition is imposed) on the date scheduled for Closing of the closing conditions described in Article 7 hereof and (ii) the provisions of Article 9 hereof, the parties hereto shall be obligated to consummate the transactions contemplated hereby at the Closing of this Agreement, which shall take place at 10:00 a.m., Washington, D.C. time on the date specified by Seller to Buyer, which is not less than ten (10) nor more than fifteen (15) days following the date the FCC Consent becomes a Final Order; provided, however, if the date the FCC Consent becomes a Final Order is prior to June 30, 1997, Buyer may elect that the Closing be postponed until July 1, 1997 by written notice given to Seller within 10 days of the date the FCC Consent becomes a Final Order. If any date specified for the Closing is not a Business Day, the Closing shall take place on the next Business Day.

               (2) Notwithstanding the foregoing, if on the date otherwise scheduled for the Closing pursuant to the preceding paragraph, the conditions precedent set forth in Sections 7.1(c), 7.1(e), 7.1(f), 7.2(c), 7.2(e) or 7.2(f) hereof have not been satisfied, the party for whose benefit such conditions have been imposed may elect to postpone the Closing, and the Closing shall thereafter take place on a date specified by prior written notice from such party, which date shall be not less than ten (10) days nor more than fifteen (15) days after the satisfaction or waiver of such conditions precedent. The parties shall seek extensions of any FCC Consent that may be required for any such postponement of the Closing.

               (3) Notwithstanding the foregoing, if, on the date otherwise scheduled for Closing pursuant to Section 8.1(a)(1) or (2), the circumstances set forth in Section 6.11 are applicable, the Closing Date shall be postponed to the date specified in such Section. The parties shall seek extensions of any FCC Consent that may be required for any such postponement of Closing.

               (4) In no event shall the Closing hereunder occur later than February 2, 1998, except as provided above in Section 8.1(a)(3) and in Section 9.1.

           (b) Closing Place. The Closing shall be held at the offices of Dow, Lohnes & Albertson, PLLC, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036, or any other place that is agreed upon by Buyer and Seller.

         8.2 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver to Buyer the following documents (collectively, the "Seller's Ancillary Documents"), in form and substance reasonably satisfactory to Buyer and its counsel:

           (a) Conveyancing Documents. Duly executed general warranty deeds (subject, however, to any limitations on representations of Seller and indemnification obligations of Seller set forth in this Agreement), bills of sale and assignments conveying the Assets to the Buyer;

           (b) Officer's Certificate. A certificate, dated as of the Closing Date, executed by an officer of the General Partner of Seller, certifying, after due inquiry, but without personal liability, to the fulfillment of the conditions set forth in Sections 7.1(a) and 7.1(b);

           (c) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by the Secretary of the General Partner of Seller, certifying that the resolutions, as attached to such certificate, were duly adopted by the Board of Directors and shareholders (if required) of the General Partner of Seller, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect;

           (d) Consents. A copy of any instrument evidencing any Consent received;

           (e) Releases. Any mortgage discharges or releases of liens that are necessary in order for the Assets to be free and clear of all liens, mortgages or security interests, other than the Permitted Liens or a pay-off letter from Seller's senior lenders providing for, and obligating such Lenders to provide, such discharges and releases upon payment by Seller of the obligations owed to such lenders with the proceeds of the Estimated Purchase Price on the Closing Date;

           (f) Opinion of Counsel. An opinion of Dow, Lohnes & Albertson, PLLC, dated the Closing Date, substantially in the form of Exhibit 8.2(f) hereto;

           (g) Good Standing Certificates. Certificates as to the formation and good standing of Seller and the General Partner issued by the Secretary of State of the State of Nevada and certificates issued by the appropriate governmental authorities in each jurisdiction in which Seller and the General Partner are qualified to do business, dated not more than ten (10) days before the Closing Date;

           (h)  Indemnification   Fund  Agreement  and  Escrow  Agreement.   The
Indemnification Fund Agreement and Escrow Agreement, each duly executed by Seller;

           (i)  Assignment  and   Assumption   Agreement.   The  Assignment  and
Assumption Agreement, substantially in the form of Exhibit 8.2(i) hereto (the Assignment and Assumption Agreement), duly executed by Seller;

           (j) Officer's Certificate. A certificate, dated as of the Closing Date, executed by an officer of the General Partner of Seller, certifying, after due inquiry, but without personal liability, that neither Seller nor the Station nor any of the Assets is subject to any judgment, writ, order, injunction, award or decree by any court, arbitrator or governmental authority, including any administrative agency, specifically applicable thereto, that would have a material adverse effect on the business or operations of the Station; and

           (k)   Non-Competition    Agreements.    Non-Competition   Agreements,
substantially in the form of Exhibit 8.2(k) hereto, duly executed by each of the Persons listed in Schedule 8.2(k) hereto.

         8.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following documents (collectively, the "Buyer's Ancillary Documents" and, together with the Seller's Ancillary Documents, the "Ancillary Documents"), in form and substance reasonably satisfactory to Seller and its counsel:

           (a) Closing Payment. The payments described in Section 2.6(a);

           (b) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of Buyer by an officer of Buyer, certifying, after due inquiry, but without personal liability, to the fulfillment of the conditions set forth in Sections 7.2(a) and 7.2(b);

           (c) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Secretary of Buyer, certifying that the resolutions, as attached to such certificate, were duly adopted by Board of Directors and shareholders (if required) of the Buyer, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect;

           (d)  Assignment  and   Assumption   Agreement.   The  Assignment  and
Assumption Agreement, duly executed by Buyer;

           (e) Opinion of Counsel. An opinion of Buyer's counsel, dated the Closing Date, substantially in the form of Exhibit 8.3(e) hereto;

           (f) Good Standing Certificate. A certificate as to the existence and good standing of Buyer issued by the Secretary of State of the State of organization of Buyer, dated not more than ten (10) days before the Closing Date, and certificates issued by the appropriate governmental authority as to the qualification of Buyer to do business in each jurisdiction in which such qualification is necessary for Buyer to own the Assets and operate the Station; and

           (g)  Indemnification   Fund  Agreement  and  Escrow  Agreement.   The
Indemnification Fund Agreement and Escrow Agreement, each duly executed by Buyer.

SECTION 9.          TERMINATION

         9.1        Termination of Agreement.  This Agreement may be terminated:

           (a) at any time by mutual written consent of Buyer and Seller;

           (b) by either Buyer or Seller, if the terminating party is not in default or breach in any material respect of its obligations under this Agreement, if the Closing hereunder has not taken place on or before February 2, 1998, except where Closing has been postponed pursuant to the provisions of Sections 6.11(b) or 8.1(a)(3), in which case the applicable date shall be upon the expiration of the 90 day period referred to in Sections 6.11(b) or 8.1(a)(3);

           (c) by Seller, if Seller is not in default or breach in any material respect of its obligations under this Agreement, if all the conditions in
Section 7.2 have not been satisfied or waived by the date scheduled for the Closing pursuant to Section 8.1 (as such date may be postponed pursuant to Sections 6.11 or 8.1);

           (d) by Buyer, if Buyer is not in default or breach in any material respect of its obligations under this Agreement, if all the conditions set forth in Section 7.1 have not been satisfied or waived by the date scheduled for the Closing pursuant to Section 8.1 (as such date may be postponed pursuant to Sections 6.11 or 8.1);

           (e) by Buyer or Seller, pursuant to Section 6.11; or

           (f) by Seller, if Buyer should fail for any reason to make any payment required pursuant to Section 2.3 hereof at the times and in the amounts specified therein or violate or breach the provisions of Section 6.10 hereof.

               Notwithstanding anything in this Section 9.1 to the contrary, if on February 2, 1998 (or any extended date as provided in Section 8.1(a)(3)), the Closing has not occurred solely because any required notice period for Closing has not lapsed, such date shall be extended until the lapse of such period.

         9.2        Procedure and Effect of Termination.
                    -----------------------------------

           (a) In the event of termination of this Agreement by either or both of Buyer and/or Seller pursuant to Sections 6.11(d) or 9.1 hereof, prompt written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto, but subject to and without limiting any of the rights of the parties specified herein in the event a party is in default or breach in any material respect of its obligations under this Agreement. If this Agreement is terminated as provided herein:

               (1) None of the parties hereto nor any of their respective partners, directors, officers, shareholders, employees, agents, or Affiliates including any shareholder, director, officer, employee, agent or Affiliate of the General Partner of the Seller) shall have any liability or further obligation to the other party or any of their partners, directors, officers, shareholders, employees, agents or Affiliates pursuant to this Agreement with respect to which termination has occurred, except for Seller and/or Buyer, as the case may be (but not including Seller's or Buyer's partners, directors, officers, shareholders, employees, agents, or Affiliates (or any shareholder, director, officer, employee, agent or Affiliate of the General Partner of the Seller)), as stated in Sections 3.18, 4.5, 6.4, 6.16, 9.2(b) and 11.1 hereof; and

               (2) All filings, applications and other submissions relating to the transactions contemplated hereby as to which termination has occurred shall, to the extent practicable, be withdrawn from the agency or other Person to which made.

           (b) (1) If this Agreement is terminated pursuant to Sections 9.1 and Seller shall be in breach in a material respect of any of its representations, warranties, covenants, agreements or obligations set forth in this Agreement, then and in that event, the Purchase Price Deposit and the Escrow Amount shall be returned to Buyer and Buyer shall have the right to pursue all remedies available hereunder or at law or equity, including, without limitation, the right to seek specific performance and/or monetary damages. In recognition of the unique character of the property to be sold hereunder and the damages which Buyer will suffer in the event of a breach by Seller, Seller hereby waives any defense that Buyer has an adequate remedy at law for the breach of this Agreement by Seller;

               (2) If this Agreement is terminated pursuant to Section 9.1 and Buyer shall be in breach in a material respect of its representations, warranties, covenants, agreements or obligations set forth in this Agreement, then and in that event, Seller shall have the right to retain the Purchase Price Deposit and receive payment of the Escrow Amount from the Escrow Agent as liquidated damages and as the exclusive remedy of Seller as a consequence of Buyer's default (which aggregate amount the parties agree is a reasonable estimate of the damages that will be suffered by Seller as a result of the default by Buyer and does not constitute a penalty, the parties hereby acknowledging the inconvenience and nonfeasibility of otherwise obtaining an adequate remedy);

               (3) Notwithstanding anything in this Agreement to the contrary, if this Agreement is terminated pursuant to Section 9.1(f) by Seller, then and in that event, Seller shall have the right to retain the Purchase Price Deposit and receive payment of the Escrow Amount from the Escrow Agent as liquidated damages and as the exclusive remedy of Seller as a consequence of Buyer's failure to make the payments required under Section 2.3 hereof at the times and in the amounts specified therein or violation or breach of the provisions of Section 6.10 hereof (which aggregate amount the parties agree is a reasonable estimate of the damages that will be suffered by Seller as a result of Buyer's failure and does not constitute a penalty, the parties hereby acknowledging the inconvenience and nonfeasibility of otherwise obtaining an adequate remedy);

               (4) Notwithstanding anything in this Agreement to the contrary, if this Agreement is terminated pursuant to Section 9.1(a) or (e), then and in that event, the Purchase Price Deposit and the Escrow Amount shall be returned to Buyer and except in the case of termination under Section 9.1(e), where Seller shall be in breach in a material respect of its representations, warranties, covenants or agreements or obligations set forth in this Agreement, Buyer shall have no further rights, whether at law or equity, as a result of such a termination of this Agreement.

               (5) Without limiting the generality of the foregoing, or any applicable law, neither Buyer nor Seller may rely on the failure of any condition precedent set forth in Article 7 to be satisfied as a ground for termination of this Agreement by such party if such failure was caused by such party's failure to act in good faith, or a breach of or failure to perform its representations, warranties, covenants or other obligations in accordance with the terms hereof; and

               (6) Notwithstanding the provisions of Sections 9.2(b) (2), (3) and (4) above, or anything else contained herein to the contrary, Seller shall have all rights, available at law or equity, including, without limitation, the right to seek specific performance and/or monetary damages for a breach of the provisions of Section 6.10 hereof by any Buyer Party in addition to its right to retain the Purchase Price Deposit and receive payment of the Escrow Amount. In addition, without limiting the foregoing, in the event of a breach of the provisions of Section 6.10, upon the written request of Seller following the termination  of  this  Agreement  (other  than  as a  result  of a willful and intentional breach by Seller of its obligations hereunder), SBGI and Buyer will assign (or cause to be assigned) to Seller (or its assigns) all rights and obligations of the Buyer Parties arising in connection with such agreement to acquire, Management Arrangement or Option referred to in Section
6.10 (collectively, "Acquisition Agreements"), provided that pursuant to documentation reasonably satisfactory to the Buyer Parties: (i) Seller will (or will cause its assigns to) reimburse the assigning party for its out-of-pocket disbursements in connection with any such Acquisition Agreement, including all amounts paid by any Buyer Party to any person with which it entered into such Acquisition Agreement in consideration for entering in such Acquisition Agreement; and (ii) Seller will (or will cause its assigns to) indemnify and hold harmless each Buyer Party, and any party with which any Buyer Party has entered into such Acquisition Agreement, in respect of the failure or alleged failure of Seller (or its assigns) to comply with its obligations under any such Acquisition Agreement following assignment to Seller (or its assigns). In recognition of the unique character of the agreements set forth in Section 6.10 and the damages Seller may suffer in the event of such a breach, Buyer and SBGI hereby waive the defense that there is an adequate remedy at law.

         9.3 Attorneys' Fees. In the event of a default by either party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses (whether incurred in arbitration, at trial, or on appeal).


SECTION 10.         SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                    INDEMNIFICATION; CERTAIN REMEDIES

         10.1 Survival. The representations and warranties of Buyer and Seller contained herein shall survive the Closing for a period of one year after the Closing Date and shall terminate on such date, except to the extent that any claims for indemnification in respect of a breach of any such representation or warranty is made on or before such date, in which case such representation or warranty (but not any others) shall survive until the resolution of such claim. Buyer's obligation to pay, perform or discharge the Assumed Liabilities shall survive until such Assumed Liabilities have been paid, performed or discharged in full. Any claim for indemnification in respect of a covenant or agreement of Buyer or Seller hereunder to be performed before the Closing shall be made before the expiration of one year after the Closing Date. The covenants and agreements of Seller contained herein and to be performed to any extent after the Closing Date shall survive the Closing for a period of one year after the Closing Date and shall terminate on such date and any claims for indemnification in respect of a breach of such covenants to be performed in any respect after the Closing Date must be made on or before such date. The covenants and agreements of Buyer contained herein to be performed in any respect after the Closing Date shall survive the Closing Date until fully discharged and performed.

         10.2       Indemnification by Seller.
                    -------------------------

           (a) After the Closing, Seller hereby agrees to indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

               (1) Any and all losses, liabilities or damages resulting from any breach of any representation or warranty made pursuant to, or any failure by Seller to perform any covenant of Seller set forth, in this Agreement, in the Ancillary Documents or in any certificate, document or instrument delivered to Buyer hereunder or thereunder;

               (2) Any failure by Seller to pay, perform or discharge any and all liabilities of Seller not assumed by Buyer pursuant to the terms hereof;

               (3) Any litigation, proceeding or claim by any third party arising from the business or operations of the Assets or the Station by Seller prior to the Closing Date, except to the extent arising from obligations or liabilities that have been expressly assumed by Buyer pursuant to this Agreement or the Ancillary Documents;

               (4) Any failure by Seller to comply with any applicable bulk sales law; and

               (5) Any and all reasonable out-of-pocket costs and expenses, including reasonable legal fees and expenses, incident to any action, suit, proceeding, claim, demand, assessment or judgment incident to the foregoing or reasonably incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

           (b)   Seller's    obligation   to   indemnify   Buyer   pursuant   to
Section 10.2(a) shall be subject to all of the following limitations:

               (1) No indemnification shall be required to be made by Seller as the Indemnifying Party under Section 10.2(a) until the aggregate amount of all Settled Claims of Buyer as Claimant exceeds Fifty Thousand Dollars ($50,000), at which time indemnification shall be made by Seller as the Indemnifying Party under Section 10.2(a) for all Settled Claims of Buyer as Claimant; provided, however, that such limitation shall not apply to claims made by Buyer (i) with respect to adjustments to the Purchase Price or (ii) based on Seller's fraud.

               (2) Buyer shall be entitled to indemnification only for those damages arising with respect to any claim as to which Buyer has given the Seller written notice within the appropriate time period set forth in Section 10.1 hereof for such claim; provided, however, that the obligation to provide indemnification pursuant to Section 10.2 shall survive with respect to any such claim until resolution thereof.

               (3)  All  of  Buyer's   damages  sought  to  be  recovered  under
Section 10.2(a) hereof shall be net of (i) any insurance proceeds received by Buyer as Claimant, with respect to the events giving rise to such damages, and
(ii) any tax
benefits finally received by or accruing to Buyer in connection with such events.

               (4) Notwithstanding anything contained in this Agreement or applicable law to the contrary, Buyer agrees that the payment of any claim made by Buyer for indemnification hereunder, for whatever reason (other than claims pursuant to Section 2.6(b)(2) hereof), shall be limited to, and shall only be made from, the Indemnification Amount in accordance with the Indemnification Fund Agreement and, except for claims against the Indemnification Amount, Buyer waives and releases, and shall have no recourse against, Seller as a result of the breach of any representation, warranty, covenant or agreement of Seller contained herein, or otherwise arising out of or in connection with the transactions contemplated hereby or the operation of the Station; provided, however, that nothing herein shall be deemed to limit any rights or remedies that Buyer may have for Seller's fraud. On the twelve month anniversary of the Closing, if no claim for indemnification is pending, the balance then remaining of the Indemnification Amount shall be paid by the Indemnification Escrow Agent to Seller by way of certified or bank check. If on the twelve month anniversary of the Closing Buyer has any indemnification claims pending, an amount sufficient to satisfy such claims shall be retained by the Indemnification Escrow Agent and the remaining balance shall be remitted by the Indemnification Escrow Agent to Seller.

               (5) Following the Closing, the sole and exclusive remedy for Buyer for any claim (whether such claim is framed in tort, contract or otherwise) arising out of a breach of any representation, warranty, covenant or other agreement contained herein or in the Ancillary Documents or otherwise arising out of or in connection with the transactions contemplated by this Agreement or the operation of the Station shall be a claim for indemnification pursuant to this Section 10; provided, however, that nothing herein shall be deemed to limit any rights or remedies that Buyer may have for Seller's fraud.

               (6) Anything in this Agreement or any applicable law to the contrary notwithstanding, it is understood and agreed by Buyer that, other than with respect to Seller (but not including any partner, director, officer, employee, agent or Affiliate of Seller (including any shareholder, director, officer, employee, agent or Affiliate of the General Partner of the Seller)) as expressly provided for in Section 10.2(b)), no partner, director, officer, employee, agent or Affiliate of Seller (including any shareholder, director, officer, employee, agent or Affiliate of the General Partner of the Seller) shall have (i) any personal liability to Buyer as a result of the breach of any representation, warranty, covenant or agreement of Seller contained herein, in the Ancillary Documents or otherwise arising out of or in connection with the transactions contemplated hereby or thereby or the operations of the Station or
(ii) any personal obligation to indemnify Buyer for any of Buyer's claims pursuant to Section 10.2(a) and Buyer waives and releases and shall have no recourse against any of such parties described in this Section 10.2(b)(6) as a result of the breach of any representation, warranty, covenant or agreement of Seller contained herein or otherwise arising out of or in connection with the transactions contemplated hereby or thereby or the operations of the Station; provided, however, that nothing herein shall be deemed to limit any rights or remedies that Buyer may have for Seller's fraud.

         10.3       Indemnification by Buyer.
                    ------------------------

           (a) After the Closing, Buyer hereby agrees to indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

               (1) Any and all losses, liabilities or damages resulting from any breach of any representation or warranty made pursuant to, or any failure by Buyer or License Assignee to perform any covenant of Buyer or License Assignee set forth, in this Agreement, in the Ancillary Documents or in any certificate, document or instrument delivered to Seller hereunder or thereunder;

               (2) Any failure by Buyer or License Assignee to pay, perform or discharge any and all Assumed Liabilities or any other liabilities of, or assumed by, Buyer or License Assignee pursuant to this Agreement or the Ancillary Documents;

               (3) Any litigation, proceeding or claim arising from the business or operations of the Assets and the Station on or after the Closing Date; and

               (4) Any and all reasonable out-of-pocket costs and expenses, including reasonable legal fees and expenses, incident to any action, suit, proceeding, claim, demand, assessment or judgment incident to the foregoing or reasonably incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         (b) Buyer's obligation to indemnify Seller pursuant to Section 10.3(a) shall be subject to all of the following limitations:

               (1) Seller shall be entitled to indemnification only for those damages arising with respect to any claim as to which Seller has given Buyer written notice within the appropriate time period set forth in Section 10.1 hereof for such claim; provided, however, that the obligation to provide indemnification under this Section 10.3 shall survive with respect to any such claim until resolution thereof.

               (2)  All  of  Seller's  damages  sought  to  be  recovered  under
Section 10.3(a) hereof shall be net of (i) any insurance proceeds received by Seller as Claimant, with respect to the events giving rise to such damages, and
(ii) any tax benefits finally received by or accruing to Seller in connection with such events.

               (3) Anything in this Agreement or any applicable law to the contrary notwithstanding, it is understood and agreed by Seller that, other than with respect to Buyer (but not including any shareholder, director, officer, employee, agent or Affiliate of Buyer) as expressly provided for in

Section 10.3(b), no shareholder, director, officer, employee, agent or Affiliate of Buyer shall have (i) any personal liability to Seller as a result of the breach of any representation, warranty, covenant or agreement of Buyer contained herein, in the Ancillary Documents or otherwise or (ii) personal obligation to indemnify Seller for any of Seller's claims pursuant to Section 10.3(a) and Seller waives and releases and shall have no recourse against any of such parties described in this Section 10.3(b)(3) as a result of the breach of any representation, warranty, covenant or agreement of Buyer contained herein or otherwise arising out of or in connection with the transactions contemplated hereby or thereby or the operations of the Station; provided, however, that nothing herein shall be deemed to limit any rights or remedies that Seller may have for Buyer's fraud.

         10.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

              (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim, the amount thereof, estimated in good faith, and the method of computation of such claim, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such indemnification claim shall have occurred. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five Business Days after written notice of such action, suit, or proceeding was given to Claimant.

              (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of such thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim, subject to the terms hereof (including Sections 10.2(b) and 10.3(b)) and the terms of, and procedures set forth in, the Indemnification Fund Agreement. If the Claimant and the Indemnifying Party do not agree within such thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedies at law or equity, as applicable, subject to the limitations of Sections 10.2(b) and 10.3(b). Any claim for indemnity pursuant to this Article 10 with respect to which (i) the Claimant and the Indemnifying Party agree as to its validity and amount, (2) a final judgment, order or award of a court of competent jurisdiction deciding such claim has been rendered, as evidenced by a certified copy of such judgment, provided that such judgment is not appealable or the time for taking an appeal has expired or (3) the Indemnifying Party has not given written notice to the Claimant disputing such claim in whole or in part within thirty days of receiving notice thereof, is referred to as a "Settled Claim."

              (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of- pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, then the Claimant may defend through counsel of its own choosing and (so long as it gives the Indemnifying Party at least fifteen (15) days' prior written notice of the terms of any proposed settlement thereof and permits the Indemnifying Party to then undertake the defense thereof) settle such claim, action or suit, and to recover from the Indemnifying Party the amount of such settlement or of any judgment and the costs and expenses of such defense. The Indemnifying Party shall not compromise or settle any third party claim, action or suit without the prior written consent of the Claimant, which consent will not be unreasonably withheld or delayed.

              (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as practicable.

              (e) Subject to the limitations set forth herein and without expanding the total liability of Buyer or Seller hereunder, the indemnification rights provided in Section 10.2 and Section10.3 shall extend to the members, partners, shareholders, officers, directors, employees, agents and Affiliates of any Claimant, although for the purpose of the procedures set forth in this
Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

         10.5 Investigation. Any knowledge of Buyer and any investigation made at any time or on behalf of Buyer shall not diminish in any respect whatsoever Buyer's right to rely on any representations, warranties, covenants and agreements made by or on behalf of Seller pursuant to this Agreement or in any certificate delivered hereto.

SECTION 11.   MISCELLANEOUS

         11.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement and the Ancillary Documents, including all fees and expenses of counsel, accountants, agents, and representatives, and each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar Person retained by or on behalf of such party; provided, however, that all transfer taxes, recordation taxes, sales taxes and document stamps in connection with the transactions contemplated by this Agreement shall be paid one-half by Buyer and one-half by Seller and all other filing fees (including all FCC and HSR Act filing fees), and other charges levied by any governmental entity in connection with the transactions contemplated by this Agreement shall be paid one-half by Buyer and one-half by Seller. Buyer hereby waives compliance with the provisions of any applicable bulk transfer laws.

         11.2 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing,
(ii) sent by facsimile (with receipt personally confirmed by telephone), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, (iii) deemed to have been given on the date telecopied with receipt confirmed, the date of personal delivery, or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

               To Buyer:                KUPN, Inc.
                                        2000 W. 41st Street
                                        Baltimore, Maryland  21211
                                        Attention:  David D. Smith
                                        Telecopy:   (410) 467-5043
                                        Telephone:  (410) 662-1008

               with copies              Sinclair Communications, Inc.
               (which shall             2000 W. 41st Street
               not constitute           Baltimore, Maryland  21211
               notice) to:              Attention:  General Counsel
                                        Telecopy:   (410) 662-4707
                                        Telephone:  (410) 662-1422

                                        Thomas & Libowitz, P.A.
                                        USF& G Tower, Suite 1100
                                        100 Light Street
                                        Baltimore, Maryland  21202
                                        Attention:  Steven A. Thomas
                                        Telecopy:   (410) 752-2046
                                        Telephone:  (410) 752-2468

               To Seller:               1999 Avenue of the Stars
                                        Suite 500
                                        Los Angeles, California 90067
                                        Attention: Mr. David Goldhill and
                                        Robert Finkelstein, Esq.
                                        Telecopy:  (310) 553-3928
                                        Telephone: (310) 551-4098 or 4093

               with a copy              Dow, Lohnes & Albertson, PLLC
               (which shall             1200 New Hampshire Avenue, N.W.
               not constitute           Suite 800
               notice) to:              Washington, DC  20036-6802
                                        Attention:  John T. Byrnes, Esq.
                                        Telecopy:  (202) 776-2222
                                        Telephone: (202) 776-2518

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.2.

         11.3 Benefit and Binding Effect. No party hereto may assign this Agreement without the prior written consent of the other party hereto; provided, however, that Buyer shall be entitled, without Seller's consent, so long as the representations, warranties and covenants of Buyer and License Assignee set forth in this Agreement will be true and correct in all material respects upon and following such assignment, to assign its rights to receive the FCC Licenses hereunder (and to perform all obligations in connection thereunder) to the License Assignee prior to the date of filing the applications for FCC Consent specified in Section 6.1 hereof, and its rights to indemnification pursuant to
Section 10.2 of this Agreement to
its Lenders;  provided  that no  assignment  shall  relieve  Buyer of any of its obligations hereunder and, if requested by Seller, will execute such documentation as reasonably requested by Seller in connection with such assignment and assumption. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.4 Further Assurances. Subject to the terms and conditions of this Agreement, from time to time prior to, at and after the Closing Date, each party hereto will use commercially reasonable efforts to take, or cause to be taken, all such actions and to do or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the purchase and sale contemplated by this Agreement and the consummation of the other transactions contemplated hereby, including executing and delivering such documents as the other party being advised by counsel shall reasonably request in connection with the consummation of this Agreement and the consummation of the other transactions contemplated hereby, including, without limitation, the execution and delivery of any and all confirmatory and other instruments, in addition to those to be delivered on the Closing Date.

         11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF MARYLAND (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

         11.6 Entire Agreement. This Agreement, the Schedules hereto, and all documents, certificates and other documents to be delivered by the parties pursuant hereto (including, without limitation, the Ancillary Documents), collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter of this Agreement. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented or changed, except by an agreement in writing that makes specific reference to this Agreement and that is signed by Buyer and Seller. Buyer acknowledges and agrees that Seller shall not be liable for, or bound in any manner by, and Buyer has not relied upon, any express or implied, oral or written information, warranty, guaranty, promise, statement, inducement, presentation or opinion (whether of, by or on behalf of Seller, any broker or finder, or any officer, employee, agent or representative of any of the foregoing, or any other person) pertaining to the transactions contemplated hereby, the Seller, the Station, the Assets, or any part of any of the foregoing (including, without limitation, the physical condition of the Station or any of the Assets, or the uses which can be made of the same or the value thereof), except as is expressly set forth herein and the representations and warranties in the certificate delivered by Seller pursuant to Section 8.2(b). Seller acknowledges and agrees that Buyer shall not be liable for, or bound in any manner by and Buyer has not relied upon, any express or implied, oral or written information, warranty, guaranty, promise, statement, inducement, presentation or opinion (whether of, by or on behalf of Buyer, any broker or finder, or any officer, employee, agent or representative of any of the foregoing, or any other person) pertaining to the transactions contemplated hereby or the Buyer, except as is expressly set forth in this Agreement and the representations and warranties in the certificate delivered by Buyer pursuant to Section 8.3(b).

         11.7 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.7.

         11.8 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         11.9 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

     IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers of Buyer and Seller as of the date first written above.

                                    Buyer:

                                    KUPN, INC.



                                    By:           _____________________________
                                                  Name:
                                                  Title:


                                    Seller:

                                    CHANNEL 21, L.P., a Nevada Limited
                                    Partnership

                                    By:           Las Vegas Channel 21, Inc., a
                                                  Nevada corporation,
                                                  General Partner


                                    By:   _____________________________
                                          Name:
                                          Title:
                                    The undersigned hereby executes
                                    this Agreement only for purposes
                                    of Sections 6.10 , 6.17 and
                                    9.2(b)(6), and agrees that it
                                    shall be bound by the provisions
                                    of such Sections.

                                    SINCLAIR BROADCAST GROUP, INC.



                                    By:    _____________________________
                                           Name:
                                           Title:

                                  Schedule 1.1
                                  ------------


     "Broadcast Cashflow" means, for any period, the difference between (a) the sum of operating revenue and revenue from production, network compensation and other income, but not including barter revenue, minus (b) the sum of payments made or accrued in respect of national agency commissions, local agency commissions, rep fees, operating expenses and film payments, but not including barter expenses.

                                  Schedule 3.7A
                                  -------------



     Any agreement relating to the acquisition of any television station, the DMA of which is the same as the DMA of the Station, any Management Arrangement or any Option entered into on or after the date of this Agreement by any of the Seller Parties.

                                  Schedule 3.7A
                                  -------------



     Any agreement relating to the acquisition of any television station, the DMA of which is the same as the DMA of the Station, any Management Arrangement or any Option entered into on or after the date of this Agreement by any of the Seller Parties.

                                   Exhibit 1.1
                                   -----------

            [Subject to comments of the Indemnification Escrow Agent]

                         INDEMNIFICATION FUND AGREEMENT
                         ------------------------------

     This INDEMNIFICATION FUND AGREEMENT (this "Agreement") is dated ______, 1997, by and among KUPN, INC., a Maryland corporation ("Buyer"), CHANNEL 21, L.P., a Nevada limited partnership ("Seller"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("Indemnification Escrow Agent").


                                R E C I T A L S:
                                ----------------

     A. Seller and Buyer entered into an Asset Purchase Agreement dated as of January ___, 1997 (the "Purchase Agreement"), pursuant to which Seller has agreed to sell, transfer and deliver to Buyer certain assets used in the operation of Television Station KUPN-TV, Las Vegas, Nevada.

     B. Pursuant to Section 2.6 of the Purchase Agreement, Buyer and Seller have agreed that up to Three Million Dollars ($3,000,000) (the "Indemnification Deposit") shall be deposited in escrow with the Indemnification Escrow Agent as set forth in Section 1.1 below in order to provide a fund for the payment of any claims giving rise to indemnification under Section 10.2 of the Purchase Agreement. Capitalized terms used, but not defined herein, have the meanings ascribed to such terms in the Purchase Agreement.


                              A G R E E M E N T S:
                              --------------------

     In consideration of the above recitals and of the covenants and agreements contained herein, Buyer, Seller and Escrow Agent agree as follows:

                        SECTION 12 : INDEMNIFICATION FUND

     12.1 Delivery. The Indemnification Deposit will be made with the Indemnification Escrow Agent as follows: (a) simultaneously with the Closing (as defined in the Purchase Agreement) provided for in Section 8.1 of the Purchase Agreement (the "Closing"), Buyer is delivering to the Indemnification Escrow Agent, by wire transfer of immediately available funds or by other means mutually acceptable to the parties, the Initial Deposit; (b) on the ninetieth
(90th) day after the Closing Date (or if such day is not a Business Day, on the next succeeding Business Day), Buyer shall deposit with the Indemnification Escrow Agent, by wire transfer of immediately available funds or by other means mutually acceptable to the parties, all amounts collected with respect to any Accounts Receivable, not to exceed the lesser of (i) One Million Five Hundred Thousand Dollars ($1,500,000) or (ii) the amount of the Closing Date Estimated Accounts Receivable (the "Additional Indemnification Amount Deposit"); and (c) on and after the ninetieth (90th) day after the Closing Date until the expiration of the Collections Period, within five (5) Business Days of the end of each full fifteen (15) day period, Buyer shall deposit all amounts collected with respect to the Accounts Receivable with the Indemnification Escrow Agent until the total of all amounts deposited pursuant to Sections 1.1(b) and (c) equals the Additional Indemnification Amount Deposit. The Indemnification Deposit shall be held by the Indemnification Escrow Agent pursuant to the terms of this Agreement. The "Initial Deposit" is an amount equal to Three Million Dollars ($3,000,000) minus an amount equal to the lesser of (a) One Million Five Hundred Thousand Dollars ($1,500,000) or (b) the Closing Date Estimated Accounts Receivable. The "Closing Date Estimated Accounts Receivable" is an amount equal to the Seller's good faith estimate of Accounts Receivable as of the Closing Date, which have been outstanding for no more than 120 days, as set forth in the certificate of Seller delivered to Buyer five (5) days before the Closing Date. The "Indemnification Deposit" is the aggregate of the Initial Deposit and the Additional Indemnification Amount Deposit. The Indemnification Deposit, and all interest and earnings thereon, shall be referred to collectively herein as the "Indemnification Fund" or the "Indemnification Amount."

     12.2 Receipt. At Closing, the Indemnification Escrow Agent shall acknowledge receipt of the Initial Deposit. The Indemnification Escrow Agent shall also send to Buyer and Seller acknowledgment of receipt of the Additional Indemnification Amount Deposit. The Indemnification Escrow Agent agrees to hold and disburse the Indemnification Fund in accordance with the terms and conditions of this Agreement and for the uses and purposes stated herein.

     12.3 Investment and Income. Upon receipt of the Indemnification Deposit, the Indemnification Escrow Agent shall, pending the disbursement thereof pursuant to this Agreement, invest the Indemnification Fund in accordance with Seller's instructions in (a) direct obligations of, or obligations fully guaranteed by, the United States of America or any agency thereof, (b) certificates of deposit issued by commercial banks having a combined capital, surplus and undivided profits of not less than One Hundred Million Dollars ($100,000,000), (c) repurchase agreements collateralized by securities issued by the United States of America or any agency thereof, or by any private corporation the obligations of which are guaranteed by the full faith and credit of the United States of America, (d) prime banker's acceptances, (e) money market funds investing in any of the above, or (f) other investments of equal or greater security and liquidity.

               SECTION 13. : DISBURSEMENT OF INDEMNIFICATION FUND

     The Indemnification Escrow Agent shall dispose of or distribute the Indemnification Fund only in accordance with this Section 2.

     13.1 Claims Procedure. The following procedure shall govern the application of the Indemnification Fund to satisfy any claims by Buyer which may be brought pursuant to Sections 2.6(b)(2) or 10.2 of the Purchase Agreement.

         (a) Buyer shall promptly give written notice to Seller and the Indemnification Escrow Agent of all claims against the Indemnification Fund. The written notice shall specify (i) in reasonable detail, the factual basis for such claim, (ii) in good faith, the estimated amount of the Indemnification Fund to be reserved against the claim, and (iii) that Buyer has given a copy of such notice to the Seller.

         (b) Following receipt of notice from Buyer of a claim, Seller shall have thirty (30) days to make such investigation of the claim as Seller deems necessary or desirable. For the purposes of such investigation, Buyer agrees to make available to Seller and/or its authorized representative(s) the information relied upon by Buyer to substantiate the claim. If Buyer and Seller agree at or prior to the expiration of said thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, they shall promptly give the Indemnification Escrow Agent joint instructions in writing to apply such portion of the Indemnification Fund agreed upon by Buyer as shall be necessary to reimburse Buyer for such claim. If Buyer and Seller do not agree within said period (or any mutually agreed upon extension thereof), the matter shall be resolved as provided for in Paragraph 2.3 hereof, and the Indemnification Escrow Agent shall continue to hold the Indemnification Fund until it receives a Court Order (as hereinafter defined) or joint written instructions in accordance therewith.

      13.2 Release of Indemnification Fund. (a) On the twelve month anniversary of the Closing Date, if no claim for indemnification is pending, the Escrow Agent shall pay to Seller by way of certified or bank check the balance then remaining of the Indemnification Fund. If, on the twelve month anniversary of the Closing, Buyer has any indemnification claims pending, the Escrow Agent shall retain an amount sufficient to satisfy such claims and remit the remaining balance to Seller by certified or bank check.

      13.3 Dispute. In the event of any dispute among any of the parties to this Agreement, the Indemnification Escrow Agent shall not comply with any such claims or demands as long as such disagreements may continue, and in so refusing, the Indemnification Escrow Agent shall make no delivery or other disposition of any property then held by it under this Agreement until it has received a final court order from a court of competent jurisdiction directing disposition of such property (a "Court Order").

      13.4 Disbursement of the Indemnification Fund In Accordance with Joint Instructions. Notwithstanding the provisions of Sections 2.1 through 2.3 above, the Indemnification Escrow Agent, upon receipt of written instructions signed by both Buyer and Seller, shall disburse the Indemnification Fund, or a portion thereof, in accordance with such instructions.

                    SECTION 14.: INDEMNIFICATION ESCROW AGENT

      14.1 Appointment and Duties. Buyer and Seller hereby appoint Indemnification Escrow Agent to serve hereunder and the Indemnification Escrow Agent hereby accepts such appointment and agrees to perform all duties which are expressly set forth in this Agreement.

      14.2 Compensation. Compensation will be paid to the Indemnification Escrow Agent one-half by Buyer and one-half by Seller as specified in Schedule A annexed hereto.

      14.3 Indemnification. Buyer and Seller will, at their expense, indemnify the Indemnification Escrow Agent, hold it harmless from any and all claims, regardless of nature, arising out of or because of this Agreement, and exonerate the Indemnification Escrow Agent from any liability in connection with this Agreement, except as such may arise because of the Indemnification Escrow Agent's gross negligence or willful misconduct in performing its specified duties as Indemnification Escrow Agent.

      14.4 Resignation. Indemnification Escrow Agent may resign at any time upon giving the parties hereto thirty (30) days' prior written notice to that effect. In such event, the successor shall be such person, firm or corporation as shall be mutually selected by Buyer and Seller. It is understood and agreed that such resignation shall not be effective until a successor agrees to act hereunder; provided, however, if no successor is appointed and acting hereunder within thirty (30) days after such notice is given, Indemnification Escrow Agent may pay and deliver the Indemnification Fund into a court of competent jurisdiction.

            SECTION 15.: LIABILITIES OF INDEMNIFICATION ESCROW AGENT

      15.1 Limitations. The Indemnification Escrow Agent shall be liable only to accept, hold and deliver the Indemnification Fund in accordance with the provisions of this Agreement and amendments thereto; provided, however, that the Indemnification Escrow Agent shall not incur any liability with respect to (a) any action taken or omitted in good faith upon the advice of its counsel given with respect to any questions relating to its duties and responsibilities as Indemnification Escrow Agent under this Agreement, or (b) any action taken or omitted in reliance upon any instrument which the Indemnification Escrow Agent shall in good faith believe to be genuine (including the execution, the identity or authority of any person executing such instrument, its validity and effectiveness, and the truth and accuracy of any information contained therein), to have been signed by a proper person or persons and to conform to the provisions of this Agreement.

      15.2 Collateral Agreements. The Indemnification Escrow Agent shall not be bound in any way by any contract or agreement between other parties hereto, whether or not it has knowledge of any such contract or agreement or of its terms or conditions.

                             SECTION 16: TERMINATION

            This Agreement shall be terminated (i) upon disbursement or release of the entire or remaining Indemnification Fund by the

Indemnification Escrow Agent, (ii) by written mutual consent signed by all parties, or (iii) payment of the Indemnification Fund into a court of competent jurisdiction in accordance with Section 3.4 hereof. This Agreement shall not be otherwise terminated.

                          SECTION 17.: OTHER PROVISIONS

      17.1 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing,
(b) sent by telecopy (with receipt personally confirmed by telephone), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, (c) deemed to have been given on the date telecopied with receipt confirmed, the date of personal delivery, or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:

            To Buyer:               KUPN, Inc.
                                2000 W. 41st Street
                                Baltimore, Maryland  21211
                                Attention:  David D. Smith
                                Telecopy:   (410) 467-5043
                                Telephone:  (410) 662-1008
            with a copies       Sinclair Communications, Inc.
            (which shall        2000 W. 41st Street
            not constitute      Baltimore, Maryland 21211
            notice) to:         Attention:  General Counsel
                                Telecopy:   (410) 662-4707
                                Telephone:  (410) 662-1422

                                and

                                Thomas & Libowitz, P.A.
                                USF&G Tower, Suite 1100
                                100 Light Street
                                Baltimore, Maryland  21202
                                Attention:  Steven A. Thomas
                                Telecopy:   (410) 752-2046
                                Telephone:  (410) 752-2468

            To Seller:          Channel 21, L.P.
                                1999 Avenue of the Stars
                                Suite 500
                                Los Angeles, CA  90067
                                Attention:  Mr. David Goldhill and
                                           Robert Finkelstein, Esq.
                                Telecopy:   (310) 553-3928
                                Telephone:  (310) 551-4098 or 4093

            with a copy         Dow, Lohnes & Albertson PLLC
            (which shall        1200 New Hampshire Avenue, N.W.
            not constitute      Suite 800
            notice) to:         Washington, DC  20036-6802
                                Attention: John T. Byrnes, Esq.
                                Telecopy:  (202) 776-2222
                                Telephone: (202) 776-2518

            To Indemnification Escrow Agent:
            --------------------------------


                                ______________________________
                                ______________________________
                                ______________________________

                                Attention: ___________________

                                Telephone: ___________________
                                Telecopy:  ___________________

      17.2 Benefit and Assignment. The rights and obligations of each party under this Agreement may not be assigned without the prior written consent of all other parties, except to the same extent assignment of the rights and obligations of the parties under the Purchase Agreement is permitted without consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      17.3 Entire Agreement; Amendment. This Agreement contains all the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement may be amended or modified only by written agreement executed by Buyer and Seller and if the amendment in any way affects the compensation, duties and/or responsibilities of the Indemnification Escrow Agent, by a duly authorized representative of the Indemnification Escrow Agent. No waiver of any provision hereof or rights hereunder shall be binding upon a party unless evidenced by a writing signed by such party.

      17.4 Headings. The headings of the sections and subsections of this Agreement are for ease of reference only and do not evidence the intentions of the parties.

      17.5 Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF MARYLAND (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

      17.6 Counterparts. This Agreement may be signed upon any number of counterparts with the same effect as if the signatures on all counterparts are upon the same instrument.

      17.7 Earnings. All income and earnings upon any of the Indemnification Deposit or the Indemnification Amount shall be paid to the party or parties receiving the principal portion of such funds pro rata based on the amount of such funds received by such party or parties. All income and earnings upon the Indemnification Deposit or the Indemnification Amount not distributed as of the end of any taxable period shall be deemed for tax reporting purposes to have accrued for the account of Seller.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                     Buyer:

                                     KUPN, INC.



                                     By:  _____________________________
                                          Name:
                                          Title:


                                     Seller:

                                     CHANNEL 21, L.P.

                                     By:   Las Vegas Channel 21, Inc., a Nevada
                                           corporation, General Partner



                                     By: _________________________________
                                         Name:
                                         Title:


                                     Indemnification Escrow Agent:
                                     -----------------------------

                                     FIRST UNION NATIONAL BANK OF NORTH CAROLINA



                                     By: __________________________
                                         Name:
                                         Title:

                                   Schedule A
                                   ----------
                                  Compensation

                                 Exhibit 2.3(b)
                                 --------------

                    [Subject to comments of the Escrow Agent]

                                ESCROW AGREEMENT
                                ----------------


      This ESCROW AGREEMENT (this "Agreement") is dated January ___, 1997, by and among KUPN, Inc., a Maryland corporation ("Buyer"), CHANNEL 21, L.P., a Nevada limited partnership ("Seller"), and ___________________________ _________________________ ("Escrow Agent").


                                R E C I T A L S:
                                ----------------

      A. Seller and Buyer have entered into an Asset Purchase Agreement on the date hereof (the "Purchase Agreement"), pursuant to which Seller has agreed to sell, transfer and deliver to Buyer certain assets used in the operation of Television Station KUPN-TV, Las Vegas, Nevada.

      B. The Purchase Agreement provides that, concurrent with the execution of the Purchase Agreement and to secure the obligations of Buyer to consummate the transactions contemplated by the Purchase Agreement, Buyer is to execute and deliver this Agreement and on the expiration of each full 45 day period after the date of this Agreement, in accordance with the terms of this Agreement, deposit with the Escrow Agent the Escrow Deposits (as hereinafter defined).

      C. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Purchase Agreement.


                              A G R E E M E N T S:
                              --------------------

      In consideration of the above recitals and of the covenants and agreements contained herein, Buyer, Seller and Escrow Agent agree as follows:

                            SECTION 18.: ESCROW DEPOSIT



     18.1    Delivery.

         (a) On the expiration of each full 45 day period after the date hereof, subject to Section 1.1(b) below, Buyer shall deposit with Escrow Agent by wire transfer of immediately available funds or by other means mutually acceptable to the parties, Two Million Dollars ($2,000,000) (each such amount being hereinafter referred to as an "Escrow Deposit" and, collectively, as the "Escrow Deposits"). The Escrow Deposits and all interest and earnings thereon (collectively, the "Escrow Amount") shall be held by the Escrow Agent pursuant to the terms of this Agreement.

         (b) Notwithstanding anything in this Agreement to the contrary, the aggregate of all amounts required to be deposited by Buyer pursuant to Section 1.1(a) of this Agreement and paid by Buyer pursuant to Section 2.3(a) of the Purchase Agreement shall not exceed Fifteen Million Dollars ($15,000,000).

     18.2 Receipt. The Escrow Agent shall acknowledge receipt of each Escrow Deposit in writing and agrees to hold and disburse the Escrow Amount in accordance with the terms and conditions of this Agreement and for the uses and purposes stated herein.

     18.3 Investment and Income. Upon receipt of each Escrow Deposit, the Escrow Agent shall, pending the disbursement thereof pursuant to this Agreement, invest the Escrow Amount in accordance with Buyer's instructions in (a) direct obligations of, or obligations fully guaranteed by, the United States of America or any agency thereof, (b) certificates of deposit issued by commercial banks having a combined capital, surplus and undivided profits of not less than One Hundred Million Dollars ($100,000,000), (c) repurchase agreements collateralized by securities issued by the United States of America or any agency thereof, or by any private corporation the obligations of which are guaranteed by the full faith and credit of the United States of America, (d) prime banker's acceptances, (e) money market funds investing in any of the above, or (f) other investments of equal or greater security and liquidity.

                    SECTION 19: DISBURSEMENT OF ESCROW AMOUNT

     The Escrow Agent shall release the Escrow Amount only in accordance with this Section 2.

     19.1 Payment of Escrow Amount to Seller at Closing. At the Closing, and simultaneously with the performance by Buyer and Seller of their respective obligations under the Purchase Agreement, Buyer and Seller shall send to the Escrow Agent telecopied written instructions executed by Buyer and Seller ("Joint Instructions") authorizing the Escrow Agent to deliver the Escrow Amount to Seller as a credit against the Estimated Purchase Price payable under the Purchase Agreement by Buyer in accordance with Section 2.6(a) thereof. The Escrow Agent shall promptly comply with such Joint Instructions.

     19.2 Entitlement of Seller to Liquidated Damages. In the event that Seller shall give the Escrow Agent written notice stating that Seller is entitled to the Escrow Amount in accordance with Section 9.2 of the Purchase Agreement and that Seller has sent a copy of such written notice of such claim to Buyer, then the Escrow Agent shall also promptly give Buyer a copy of such written notice. At any time on or before the fifteenth (15th) day after the receipt by Buyer of such notice from the Escrow Agent, Buyer may contest Seller's claim to the Escrow Amount by written notice delivered to Seller and Escrow Agent setting forth the grounds for such dispute. Promptly after the expiration of fifteen
(15) days from the date of Buyer's receipt of such notice from the Escrow Agent, if the Escrow Agent shall not have, during such fifteen-day period, received from Buyer written notice disputing Seller's claim to the Escrow Amount, the Escrow Agent shall pay the Escrow Amount to Seller as partial liquidated damages as a consequence of Buyer's default under the Purchase Agreement (which amount, together with the Purchase Price Deposit which Seller may retain pursuant to
Section 9.2 of the Purchase Agreement) the parties agree is a reasonable estimate of the damages that will be suffered by Seller as a result of such default by Buyer and does not constitute a penalty, the parties hereby acknowledging the inconvenience and nonfeasibility of otherwise obtaining an adequate remedy). If Buyer shall give notice disputing Seller's claim to the Escrow Amount, the Escrow Agent shall retain the Escrow Amount until the dispute is resolved in accordance with

Section 2.4 hereof. All notices to be given or permitted to be given under this Section shall be given as provided in Section 6.1 of this Agreement.

     19.3 Buyer's Rights to Return of the Escrow Amount. In the event that Buyer shall give Escrow Agent written notice stating that Buyer is entitled to the Escrow Amount in accordance with Section 9.2 of the Purchase Agreement and that Buyer has sent a copy of such written notice to Seller, then the Escrow Agent shall also promptly give Seller a copy of such written notice. At any time on or before the fifteenth (15th) day after the receipt by Seller of such notice from the Escrow Agent, Seller may contest Buyer's claim to the Escrow Amount by written notice delivered to Buyer and the Escrow Agent setting forth the grounds for such dispute. Promptly after the expiration of fifteen (15) days from the date of Seller's receipt of such notice from the Escrow Agent, if the Escrow Agent shall not have, during such fifteen-day period, received from Seller written notice disputing Buyer's claim to the Escrow Amount, the Escrow Agent shall return the Escrow Amount to Buyer and, in accordance with the Purchase Agreement, Buyer shall have the right to pursue all remedies available under the Asset Purchase Agreement or at law or equity, including, without limitation, the right to seek specific performance and/or monetary damages. If Seller shall give notice disputing Buyer's claim to the Escrow Amount, the Escrow Agent shall retain the Escrow Amount until the dispute is resolved in accordance with
Section 2.4 hereof. All notices to be given or permitted to be given under this Section shall be given as provided in Section 6.1 of this Agreement.

     2.4 Dispute. In the event of any dispute among any of the parties to this Agreement, including with respect to Seller's claim to the Escrow Amount or Buyer's claim to the Escrow Amount, or the interpretation or administration of this Agreement, the Escrow Agent shall not comply with any such claims or demands from either Buyer or Seller as long as any such dispute may continue, and in so refusing, the Escrow Agent shall make no delivery or other disposition of the Escrow Amount and any other property then held by it under this Agreement until it has received a final court order from a court of competent jurisdiction directing disposition of such property.

     2.5 Disbursement Proceeds In Accordance with Joint Instructions. Notwithstanding the provisions of Sections 2.1 through 2.4 above, the Escrow Agent, upon receipt of Joint Instructions with respect to the delivery of the Escrow Amount, shall deliver the Escrow Amount in accordance with such instructions.

                            SECTION 20: ESCROW AGENT

     20.1 Appointment and Duties. Buyer and Seller hereby appoint Escrow Agent to serve hereunder and the Escrow Agent hereby accepts such appointment and agrees to perform all duties which are expressly set forth in this Agreement.

     20.2 Compensation. Compensation will be paid to the Escrow Agent one-half by Buyer and one-half by Seller as specified on Schedule A annexed hereto.

     20.3 Indemnification. Both Seller and Buyer will, at their expense, indemnify the Escrow Agent, hold it harmless from any and all claims, regardless of nature, arising out of or because of this Agreement, and exonerate the Escrow Agent from any liability in connection with this Agreement, except as such may arise because of the Escrow Agent's gross negligence or willful misconduct in performing its specified duties as Escrow Agent.

     20.4 Resignation. Escrow Agent may resign at any time upon giving the other parties hereto thirty (30) days' prior written notice to that effect. In such event, the successor shall be such person, firm or corporation as shall be mutually selected by Buyer and Seller. It is understood and agreed that such resignation shall not be effective until a successor agrees to act hereunder; provided, however, if no successor is appointed and acting hereunder within thirty (30) days after such notice is given, Escrow Agent may pay and deliver the Escrow Amount into a court of competent jurisdiction.

                     SECTION 21: LIABILITIES OF ESCROW AGENT

     21.1 Limitations. The Escrow Agent shall be liable only to accept, hold and deliver the Escrow Amount in accordance with the provisions of this Agreement and amendments thereto; provided, however, that the Escrow Agent shall not incur any liability with respect to (a) any action taken or omitted in good faith upon the advice of its counsel given with respect to any questions relating to its duties and responsibilities as Escrow Agent under this Agreement, or (b) any action taken or omitted in reliance upon any instrument which the Escrow Agent shall in good faith believe to be genuine (including the execution, the identity or authority of any person executing such instrument, its validity and effectiveness, and the truth and accuracy of any information contained therein), to have been signed by a proper person or persons, and to conform to the provisions of this Agreement.

     21.2 Collateral Agreements. The Escrow Agent shall not be bound in any way by any contract or agreement between other parties hereto, whether or not it has knowledge of any such contract or agreement or of its terms or conditions.

                             SECTION 22: TERMINATION

     This Agreement shall be terminated (a) upon disbursement or release of the Escrow Amount by the Escrow Agent in accordance with the provisions hereof, (b) by written mutual consent signed by all parties, or (c) upon delivery of the Escrow Amount into a court of competent jurisdiction in accordance with Section
3.4 hereof. This Agreement shall not be otherwise terminated.

                          SECTION 23: OTHER PROVISIONS

     23.1 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) sent by telecopy (with receipt personally confirmed by telephone), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, (iii) deemed to have been given on the date telecopied with receipt confirmed, the date of personal delivery, or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:


            To Buyer:            KUPN, Inc.
                                 2000 W. 41st Street
                                 Baltimore, Maryland  21211
                                 Attention:  David D. Smith
                                 Telecopy:                410/467-5043
                                 Telephone:  410/662-1008

            with copies          Sinclair Communications, Inc.
            (which shall         2000 W. 41st Street
            not constitute       Baltimore, Maryland  21211
            notice) to:          Attention:  General Counsel
                                 Telecopy:   410/662-4707
                                 Telephone:  410/662-1422

                                 Thomas & Libowitz, P.A.
                                 USF&G Tower, Suite 1100
                                 100 Light Street
                                 Baltimore, Maryland  21202
                                 Attention:  Steven A. Thomas
                                 Telecopy:   410/752-2046
                                 Telephone:  410/752-2468

            To Seller:           1999 Avenue of the Stars
                                 Suite 500
                                 Los Angeles, CA  90067
                                 Attention:  M. David Goldhill and
                                            Robert Finkelstein, Esq.
                                 Telecopy:   310/553-3928
                                 Telephone:  310/551-4098 or 4093

            with a copy          Dow, Lohnes & Albertson
            (which shall         1200 New Hampshire Avenue, N.W.
            not constitute       Suite 800
            notice) to:          Washington, DC  20036-6802
                                 Attention: John T. Byrnes, Jr., Esq.
                                 Telecopy:  (202) 776-2222
                                 Telephone: (202) 776-2518

            To Escrow Agent:     __________________________________

                                 __________________________________
                                 __________________________________
                                 __________________________________

                                 Attention: _______________________
                                 Telecopy:  _______________________
                                 Telephone: _______________________

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 6.1.

     23.2 Benefit and Assignment. The rights and obligations of each party under this Agreement may not be assigned without the prior written consent of all other parties, except to the same extent assignment of the rights and obligations of the parties under the Purchase Agreement is permitted without consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     23.3 Entire Agreement; Amendment. This Agreement contains all the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement may be amended or modified only by written agreement executed by the Seller and the Buyer and if the amendment in any way affects the compensation, duties and/or responsibilities of the Escrow Agent, by a duly authorized representative of the Escrow Agent. No waiver of any provision hereof or rights hereunder shall be binding upon a party unless evidenced by a writing signed by such party.

     23.4 Headings. The headings of the sections and subsections of this Agreement are for ease of reference only and do not evidence the intentions of the parties.

     23.5 Governing Law;  Submission to  Jurisdiction.  THIS AGREEMENT  SHALL BE
GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF MARYLAND (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

     23.6 Counterparts. This Agreement may be signed upon any number of counterparts with the same effect as if the signatures on all counterparts are upon the same instrument.

     23.7 Earnings. All income and earnings upon the Escrow Deposit or the Escrow Amount shall be paid to the party receiving the principal portion of such funds pro rata based on the amount of such funds received by such party or parties. All income and earnings upon the Escrow Deposit or the Escrow Amount not distributed as of the end of any taxable period shall be deemed for tax reporting purposes to have accrued for the account of Buyer.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


                                   Buyer:
                                   ------

                                   KUPN, INC.



                                   By:  _____________________________
                                        Name:
                                        Title:


                                   Seller:
                                   -------

                                   CHANNEL 21, L.P.

                                   By:  Las Vegas Channel 21, Inc., a Nevada
                                        corporation, General Partner



                                        By: __________________________________
                                            Name:
                                            Title:


                                   Escrow Agent:
                                   -------------

                                   _________________________________




                                   By: ____________________________
                                       Name:
                                       Title:

                                   Schedule A
                                   ----------
                                  Compensation

                                 Exhibit 8.2(f)
                                 --------------

                                 [Closing Date]



KUPN, Inc.
2000 W. 41st Street
Baltimore, Maryland  21211

               Re: Asset Purchase Agreement, dated as of January ___, 1997, by and between Channel 21, L.P. and KUPN, Inc.
                     ----------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Channel 21, L.P., a Nevada limited partnership (the "Seller"), in connection with the transactions contemplated by that certain Asset Purchase Agreement, dated as of January ___, 1997 (the "Asset Purchase Agreement"), by and between Seller and KUPN, Inc., a Maryland corporation ("Buyer"). This opinion is being delivered to you pursuant to Section 8.2(f) of the Asset Purchase Agreement. All capitalized terms used herein but not otherwise defined in this opinion shall have the meanings ascribed thereto in the Asset Purchase Agreement.

     In rendering this opinion, we have reviewed:

     24. the publicly available files in the Washington, D.C. public reference office of the FCC pertaining to the Station on [date to be completed upon delivery of opinion based upon date of search],

     25. the Asset Purchase Agreement,

     26. the Assignment and Assumption Agreement and the Indemnification Fund Agreement (collectively, the "Related Agreements"),

KUPN, Inc.
[Closing Date]
Page 25

     27. the Agreement of Limited Partnership and Certificate of Limited Partnership of Seller (collectively, the "Seller Partnership Agreement"),

     28. the records of certain proceedings and actions of Seller and its partners, in the forms certified to us by an officer of the general partner of Seller as being true, correct and complete and to be in effect (without rescission, modification or amendment) on the date of this opinion, and

     29. the agreements to which Seller is a party that are listed on Schedule __________ to the Asset Purchase Agreement and those additional agreements to which Seller is a party that Seller has certified to us are material to the operation of Seller's business or the transactions contemplated by the Asset Purchase Agreement, each in the form certified to us by Seller to be true and complete on the date of this opinion (the "Seller Agreements").

We have not reviewed the records of any court.

     In our examination of documents and records, we have assumed, without investigation, (i) that the FCC's publicly available files were complete and accurately maintained and indexed at the time of their examination by us and that there have been no changes in such files since the date of our examination,
(ii) the genuineness of all signatures, (iii) the legal capacity of natural persons, (iv) the authenticity of all documents submitted to us as originals, and (v) the conformity with originals of all documents submitted to us as telecopied, certified, photostatic or reproduced copies and the authenticity of all such documents. We have also assumed, but not independently verified, that the Asset Purchase Agreement, the Related Agreements and all other documents executed by a party other than Seller were duly and validly authorized, executed and delivered by such party, that such party has the requisite power and authority to execute, deliver and perform such agreements

KUPN, Inc.
[Closing Date]
Page 26

and other documents, and that such agreements and other documents are legal, valid and binding obligations of such party and are enforceable against such party in accordance with their respective terms.

     With respect to questions of fact, we have relied, without independent inquiry or verification by us, solely upon (a) the representations and warranties set forth in the Asset Purchase Agreement, (b) written and oral representations of officers of the general partner of Seller and (c) certificates of public officials, and we do not opine in any respect as to the accuracy of any such facts. We have conducted no independent investigation whatsoever of any factual matter. Certain of the opinions given herein are qualified by the phrases "to our knowledge," "known to us" or similar phrases. In each case, such knowledge refers only to the actual existing knowledge of attorneys in our firm involved in representing Seller in the preparation of this opinion with only such investigation as is specifically referred to in this opinion, without any further investigation or inquiry. Such terms do not include any knowledge of other attorneys within our firm or any constructive or imputed notice of any matters or items of information. When a statement in this opinion is made "to our knowledge," it means that none of the attorneys in our firm involved in representing Seller in the preparation of this opinion has actual existing knowledge that the statement is false; it does not mean that any of such attorneys necessarily has actual existing knowledge of facts that would suggest the statement is true.

     This opinion is limited to the law of the District of Columbia and the federal law of the United States of America, including, without limitation, the Communications Act of 1934, as amended, and the rules, regulations and published policies of the FCC, insofar as such laws apply (collectively, "Applicable Law"), except that Applicable Law includes only laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly

KUPN, Inc.
[Closing Date]
Page 27

applicable to the transactions contemplated by the Transaction Documents and excludes those set forth in Section 19 of the Legal Opinion Accord of the American Bar Association Section of Business Law (1991). We advise you that we are not admitted to practice law in the States of Maryland or Nevada, and we do not purport to be experts in the laws of the States of Maryland or Nevada. Our opinions are given as if the Asset Purchase Agreement and each of the Related Agreements were governed by the laws of the District of Columbia. You recognize that the express terms of such agreements provide that they are to be governed by the law of the State of Maryland, which may be different from the law of the District of Columbia in certain relevant respects. We express no opinion as to choice of law or conflicts of law rules, or the laws of any states or jurisdictions other than as specified above.

     Statements in this opinion as to the legality, validity, binding effect and enforceability of the Asset Purchase Agreement and the Related Agreements are subject to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally, and to the application of general equitable principles.

     In addition, without limitation of any of the foregoing, we express no opinion herein as to (i) any provision of the Asset Purchase Agreement that provides for indemnification to the extent such provision may be limited by applicable law, (ii) any consents of third parties that may be required in connection with the transfer and assignment of any of the Assets, or the effects of the failure to have obtained any such consents that may be required, or (iii) the right, title or interest of Seller in or to any of the Assets.

KUPN, Inc.
[Closing Date]
Page 28


     Based upon the foregoing, subject to the assumptions, limitations and exceptions contained herein, we are of the opinion that:

    1. Seller is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Nevada. Seller has the requisite partnership power and authority to execute, deliver and perform the Asset Purchase Agreement.

    2. The execution, delivery and performance by Seller of the Asset Purchase Agreement and the Related Agreements to which it is a party, and the consummation by Seller, to the extent applicable, of the transactions contemplated thereby, have been duly and validly authorized by all necessary partnership action on the part of Seller.

    3. The Asset Purchase Agreement and the Related Agreements to which Seller is a party have been duly and validly executed and delivered by Seller, and the Asset Purchase Agreement and each Related Agreement constitutes a legal, valid and binding agreement of Seller (to the extent it is a party thereto), enforceable against Seller (to the extent it is a party thereto) in accordance with its terms.

    The execution, delivery and performance by Seller of the Asset Purchase Agreement and the Related Agreements and the

----------------------


    The opinions expressed in paragraphs 1 and 2 may be given by Dow, Lohnes & Albertson, relying on the opinions of Nevada counsel or counsel which organized Seller (which may not be admitted to practice in Nevada), or directly by such Nevada counsel or counsel which organized Seller. If Dow, Lohnes & Albertson gives the opinions expressed in paragraphs 1 and 2 in reliance on other counsel, the opinions of such other counsel shall specifically state that KUPN, Inc. may rely on such opinions.

KUPN, Inc.
[Closing Date]
Page 29


consummation by Seller of the transactions contemplated thereby, assuming all necessary consents of third parties have been received in connection with such execution, delivery and performance and consummation of the transaction contemplated thereby, will not (a) conflict with or violate any provision of the Seller Partnership Agreement; (b) conflict with or constitute a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any of the Seller Agreements or (c) violate or conflict with any provision of Applicable Law, or any judgment, order or ruling of governmental authority known to us to be applicable to Seller or any of the Assets.

     5. Seller holds the FCC licenses and authorizations issued by the FCC listed on Exhibit A hereto (the "FCC Licenses"). The FCC Licenses listed on Exhibit A are valid for the full term set forth in Exhibit A hereto, are currently in effect and are not subject to any conditions, other than those set forth on the FCC Licenses or that pertain to the FCC Licenses under generally applicable rules or policies of the FCC.

     6. The FCC has granted its consent (the "FCC Consent") to the assignment of the FCC Licenses from Seller to Buyer. The FCC Consent is in effect and the time periods specified by statute or FCC regulations for filing a request for administrative or judicial review, reconsideration, appeal or stay of the FCC Consent and for the FCC to set aside the FCC Consent on its own motion have expired. To our knowledge, after our review only of the FCC publicly available files as described above, the FCC Consent has not been reversed, stayed, enjoined, set aside, annulled or suspended, no request for administrative or judicial review, reconsideration, appeal or stay of the FCC Consent has been filed, and the FCC has not initiated a review of or set aside the FCC Consent on its own motion.

KUPN, Inc.
[Closing Date]
Page 30

     7. To our knowledge, after our review only of the FCC publicly available files as described above, except as described on Exhibit B hereto, there is no order, judgment, decree, notice of apparent liability or order of forfeiture outstanding, and no petition, complaint, action, suit, notice of apparent liability, order of forfeiture, investigation or other proceeding pending before the FCC or threatened in writing by or before the FCC against Seller with respect to the Station or any of the FCC Licenses (other than rule making proceedings of general applicability to the television industry).

     We express no opinion as to the effect of the violation of any law or regulation that may be applicable to Seller as a result of the involvement of parties other than Seller in the transactions contemplated by the Asset Purchase Agreement because of the legal or regulatory status of such other parties or because of any other facts specifically pertaining to any of them.

     The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes that may thereafter be brought to our attention. Our opinions are based on statutory provisions and judicial decisions in effect at the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy that may be enacted or adopted after the date hereof nor assume any responsibility to advise you of future changes in our opinions.

     This letter is solely for your information in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement and is not to be reproduced, quoted in whole or in part or otherwise referred to in any of your financial statements or public releases, nor is it to be filed with any governmental agency or relied upon by any other person or for any purposes whatsoever without the prior written consent of a member of this firm; provided, however, that Chase

KUPN, Inc.
[Closing Date]
Page 31



Manhattan Bank (National Association) (individually and as agent) and such other financial institutions that are providing financing to the Buyer in connection with the acquisition of the Assets may rely on the foregoing opinions solely in connection with such financing.

                                             Very truly yours,

                                             DOW, LOHNES & ALBERTSON, PLLC




                                             By:_____________________________
                                             _________________, Member

                                    EXHIBIT A
                                    ---------

                                  FCC LICENSES
                                  ------------


                      [To be completed on the Closing Date]

                                    EXHIBIT B
                                    ---------

                                   COMPLAINTS
                                   ----------



                      [To be completed on the Closing Date]

                                 Exhibit 8.2(i)
                                 --------------

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------


     This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made this ___ day of ____________, 1997, by and between Channel 21, L.P., a Nevada limited partnership ("Seller"), and KUPN, Inc., a Maryland corporation ("Buyer").

                                R E C I T A L S:
                                ----------------

     A. Seller and Buyer have entered into an Asset Purchase Agreement, dated as of January ___, 1997 (the "Purchase Agreement"), pursuant to which the Seller has agreed, among other things, to transfer, convey, assign and deliver to Buyer all of Seller's right, title and interest in and to the tangible and intangible assets used or useful in connection with the conduct of the business or operations of Television Station KUPN-TV, Las Vegas, Nevada (the "Station"), other than the assets specifically excluded as provided in Section 2.2 of the Purchase Agreement.

     B. Section 2.7 of the Purchase Agreement provides that, as of the Closing Date, Buyer shall assume and undertake to pay, discharge and perform certain obligations and liabilities of Seller.

     C. Sections 8.2(i) and 8.3(d) of the Purchase Agreement contemplate that this Agreement is to be entered into and delivered at Closing.

     D. All capitalized terms not otherwise defined herein and defined in the Purchase Agreement shall have the meanings attributed thereto in the Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants contained herein and in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:





     1. Assignment of Assets. Seller does hereby sell, assign, transfer and deliver to Buyer all of its right, title and interest in and to the tangible and intangible assets used or useful in the conduct of the business or operations of the Station, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges or encumbrances of any nature whatsoever (except for Permitted Liens), including, without limitation, the following:

               a. the Tangible Personal Property;

               b. the Real Property;

               c. the Licenses (subject to Buyer's right to have the FCC Licenses assigned directly to the License Assignee);

               d. the Assumed Contracts;

               e. the Intangibles;

               f. all of Seller's proprietary information, technical information and data, maps, computer discs and tapes, plans, diagrams, blueprints and schematics, including filings with the FCC, relating to the business and operations of the Station;

               g. all books and records of Seller relating solely to the business or operations of the Station, including executed copies of the Assumed Contracts, and all records required by the FCC to be kept by the Station, other than account books of original entry and such files and records that are maintained at the corporate offices of Seller's general partner for tax and accounting purposes;

               h. all deposits and prepaid expenses of Seller with respect to items that are prorated in favor of Seller pursuant to Section 2.5 of the Purchase Agreement; and

               i. all other assets of Seller not constituting Excluded Assets;

but excluding the Excluded Assets as defined in Section 2.2 of the Purchase Agreement, and Buyer does hereby accept such assignment.

     2. Assumption of Obligations. As of the Closing Date, Buyer shall assume, pay, discharge and perform the following obligations, duties and liabilities:
(a) any obligation or liability of Seller arising out of or related to the ownership and operation of the Station and the Assets (including the Licenses and the Assumed Contracts) to the extent that either (1) the obligations and liabilities relate to the period from and after the Effective Time or (2) the Purchase Price was reduced pursuant to Section 2.5(a) of the Purchase Agreement as a result of the proration or adjustment of such obligations and liabilities;
(b) any liability or obligation to any former employee of Seller who has been hired by Buyer, attributable to any period of time on or after the Closing Date or as provided in Section 6.8 of the Purchase Agreement; (c) any liability or obligation arising out of any litigation, proceeding or claim by any person or entity relating to the business or operations of the Station or any of the Assets with respect to any events or circumstances that are attributable to the period on or after the Closing Date; (d) any severance or other liability arising out of the termination of any employee's employment with or by Buyer on or after the Closing Date; (e) any duty, obligation or liability relating to any pension, 401(k) or other similar plan, agreement or arrangement provided by Buyer to any employee or former employee of Seller on or after the Closing Date; and (f) all state and local sales or use taxes (or their equivalent) and transfer taxes or recording fees payable as a consequence of the sale of the Assets hereunder, but subject to Seller's obligations under Section 11.1 of the Purchase Agreement.

     Buyer shall not assume any obligations or liabilities of Seller, including, without limitation, any of the following that exist now or at the Closing or that may arise in the future: (i) any obligations or liabilities under any Excluded Contract, (ii) any obligations or liabilities under the Assumed Contracts relating to the period prior to the Effective Time, except insofar as a proration or adjustment therefor is made in favor of Buyer under
Section 2.5(a)  of  the  Purchase  Agreement,   (iii)  liabilities  relating  to
indebtedness of Seller for borrowed money, (iv) liabilities for claims or litigation involving the Station relating to events occurring prior to the Effective Time or (v) except as otherwise provided in the Purchase Agreement, obligations or liabilities relating to employees not specifically assumed thereunder.

     3. Purchase Agreement. This Agreement is subject to and controlled by the terms of the Purchase Agreement, including, without limitation, that it is subject to all limitations on indemnification set forth in the Purchase Agreement.

     4. Further Assurances. Buyer and Seller shall execute and deliver from time to time hereafter, upon reasonable request of such other party, all such further documents and instruments, and shall do and perform all such acts as may be necessary, to give full effect to the intent and meaning of this Agreement.

     5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND (BUT NOT THE LAWS PERTAINING TO CHOICE OF LAW) AS TO ALL MATTERS, INCLUDING, BUT NOT LIMITED TO, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first written above.

                                           SELLER:

                                           CHANNEL 21, L.P., a Nevada limited
                                           partnership

                                           By:   Las Vegas Channel 21, Inc., a
                                                 Nevada corporation, General
                                                 Partner



                                           By: __________________________
                                               Name:
                                               Title:



                                           BUYER:

                                           KUPN, INC.



                                           By: __________________________
                                               Name:
                                               Title:

                                 Exhibit 8.2(k)
                                 --------------

                            NONCOMPETITION AGREEMENT
                            ------------------------


     THIS NONCOMPETITION AGREEMENT (this "Agreement") is made as of this ______ day of __________, 1997 by _______________________, ("Covenantor").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Channel 21, L.P., a Nevada limited partnership ("Seller"), and KUPN, Inc., a Maryland corporation ("Buyer"), have entered into an Asset Purchase Agreement, dated as of January 24, 1997 (the "Purchase Agreement") pursuant to which Seller has agreed to sell and Buyer has agreed to purchase, substantially all of the assets of Television Station KUPN-TV, Las Vegas, Nevada (the "Station") on the terms set forth in the Purchase Agreement;

     WHEREAS, Section 8.2(k) of the Purchase Agreement provides for the execution and delivery of this Agreement by Covenantor, and Covenantor realizes and acknowledges a benefit to [him] [her] as a result of the consummation of the transactions contemplated by the Purchase Agreement; and

     WHEREAS, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth and as set forth in the Asset Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Covenantor hereto covenants and agrees as follows:

         1. Covenant Not to Compete. Covenantor agrees that for a period of two (2) years following the date hereof in the case of Clause (A) and one (1) year in the case of Clause (B)(the "Restricted Period"), he will not, without the express prior written consent of the Buyer (which consent may be given or withheld in the sole discretion of Buyer), directly or indirectly, or otherwise through any Affiliates: (A) either become or act as, a proprietor, partner, officer, director, employee, stockholder (other than as a holder of not more than five percent (5%) of any class of securities of any corporation or partnership, which securities have been registered under Section 12 of the Securities Exchange Act of 1934, as amended) of, joint venturer or investor in, or agent for, or consultant to (whether for compensation or without compensation), or otherwise render any services for any television station whose principal broadcasting tower is located within a radius of 100 miles from the main post office of the City of Las Vegas, (the "Geographic Area") or (B) hire or solicit away, interfere with, attempt to engage in any of the foregoing or assist any other person or entity in engaging or attempting to engage in any of the foregoing with respect to, any employee of the Station or any Person who was an employee of the Station as of the date hereof; provided that the restriction in this Clause (B) shall only apply to those employees to whom Buyer offered employment and shall not apply to any employee so long as Buyer consents thereto, such consent not to be unreasonably withheld. The applicable Restricted Period referred to in this Section 1 shall be tolled on a day-for-day basis for each day during which Covenantor participates in any activity in violation of this Section 1 so that Covenantor is restricted from engaging in the conduct referred to in the Section 1 for the full applicable Restricted Period.

         2. Consideration. In consideration of Covenantor's obligations under this Agreement, Buyer shall pay Covenantor a fee of One Hundred Dollars ($100.00).

         3. Reasonableness. Covenantor acknowledges that the restrictions set forth in this Agreement are reasonably necessary to prevent the use and disclosure of confidential information, and to otherwise protect the legitimate business interests of the Station. Covenantor further acknowledges that the Station actively conducts business in the Geographic Area and that all of the restrictions in this Agreement are reasonable in all respects, including duration, geographic territory and scope of activity restricted.

         4. Injunctive Relief. Covenantor acknowledges that the breach, or threatened breach, by Covenantor of the provisions of this Agreement shall cause irreparable harm to the Buyer, which harm cannot be reasonably, adequately or fully redressed by the payment of damages. Accordingly, Buyer shall be entitled, in addition to any other right or remedy it may have at law or in equity, to an injunction enjoining or restraining Covenantor from any breach or threatened breach of this Agreement. Covenantor hereby waives the defense in any equitable proceeding that there is an adequate remedy at law for any such breach. In the event of any legal action between the parties arising out of or in relation to this agreement, the prevailing party in such litigation shall be entitled to recover, in addition to any other legal remedies, all of its costs and expenses, including, without limitation, reasonable attorney's fees, from the nonprevailing party regardless of whether such legal action is prosecuted to completion.

         5. Benefit and Assignment. No person or entity other than the Buyer and its permitted assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against the Covenantor, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Covenantor and Buyer and its permitted assigns. None of the rights hereunder shall be assignable without prior written consent of Covenantor, except that Buyer shall be permitted to assign its rights hereunder to any acquiror of all or substantially all of the assets of the Station.

         6. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all agreements and understandings, both written and oral, with respect to the subject matter hereof.

         7. Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of the Covenantor and the Buyer.

         8. Severability. If any part or any provision of this Agreement shall be invalid or unenforceable under applicable law, said part or provisions shall be ineffective to the extent of such invalidity or unenforceablity only, without in any way affecting the remaining parts of such provisions or the remaining provisions of this Agreement. The parties hereto agree that, if a court of competent jurisdiction adjudges any provision of this Agreement to be invalid or unenforceable, such court shall modify such provision so that it is enforceable to the full extent permitted by applicable law.

         9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEVADA (BUT NOT THE PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW) AS TO ALL MATTERS INCLUDING BUT NOT LIMITED TO MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

         10. No Waiver. No delay or omission by Buyer or Seller in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by Buyer or Seller on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion. Any waiver must be in writing and signed by the party granting the waiver.

         11.  Headings.   The  descriptive  headings  herein  are  inserted  for
convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement.

         12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Covenantor has executed this Agreement as of the day and year first above written.


                                                   [COVENANTOR]



                                                   _____________________________

                                Exhibit 8.3 (e)
                                ---------------


                                 [Closing Date]




Channel 21, L.P.
1999 Avenue of the Stars, Suite 500
Los Angeles, California  90067

               Re: Asset Purchase Agreement, dated as of January ____, 1997, by and between Channel 21, L.P. and KUPN, Inc.

Ladies and Gentlemen:

     We have acted as counsel to KUPN, Inc., a Maryland corporation (the "Buyer"), in connection with the transactions contemplated by that certain Asset Purchase Agreement, dated as of January ____, 1997 (the "Asset Purchase Agreement"), by and between Channel 21, L.P., a Nevada limited partnership (the "Seller"), and Buyer. This opinion is being delivered to you pursuant to Section 8.3(e) of the Asset Purchase Agreement. All capitalized terms used herein but not otherwise defined in this opinion shall have the meanings ascribed thereto in the Asset Purchase Agreement.

     In rendering this opinion, we have reviewed:

     1.   the Asset Purchase Agreement;

     2. the Assignment and Assumption Agreement and the Indemnification Fund Agreement (collectively, the "Related Agreements");

     3.   the Certificate of Incorporation and By-Laws of Buyer; and

     4. the records of certain proceedings and actions of Buyer and its shareholders, in the forms certified to us by an officer of the Buyer as being true, correct and complete and to

Channel 21, L.P.
[Closing Date]
Page 46

be in effect (without rescission, modification or amendment) on the date of this opinion. We have not reviewed the records of any court.

     In our examination of documents and records, we have assumed, without investigation, (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity with originals of all documents submitted to us as telecopied, certified, photostatic or reproduced copies and the authenticity of all such documents. We have also assumed, but not independently verified, that the Asset Purchase Agreement, the Related Agreements and all other documents executed by a party other than Buyer or any of its subsidiaries were duly and validly authorized, executed and delivered by such party, that such party has the requisite power and authority to execute, deliver and perform such agreements and other documents, and that such agreements and other documents are legal, valid and binding obligations of such party and are enforceable against such party in accordance with their respective terms.

     With respect to questions of fact, we have relied, without independent inquiry or verification by us, solely upon (a) the representations and warranties set forth in the Asset Purchase Agreement, (b) written and oral representations of officers of Buyer, and (c) certificates of public officials, and we do not opine in any respect as to the accuracy of any such facts. We have conducted no independent investigation whatsoever of any factual matter. Certain of the opinions given herein are qualified by the phrases "best of our knowledge," "to our knowledge," "known to us" or similar phrases. In each such case, such knowledge refers only to the actual existing knowledge of attorneys in our firm involved in representing Buyer in the preparation of this opinion with only such investigation as is specifically referred to in this opinion, without any further investigation or inquiry. Such terms do not include any knowledge of other attorneys within our firm or any constructive or imputed notice of any matters or items of

Channel 21, L.P.
[Closing Date]
Page 47


information. When a statement in this opinion is made "to our knowledge," it means that none of the attorneys in our firm involved in representing the Buyer in the preparation of this opinion has actual existing knowledge that the statement is false; it does not mean that any of such attorneys necessarily has actual existing knowledge of facts that would suggest the statement as true.

     This opinion is limited to the laws of the State of Maryland and the federal law of the United States of America (collectively, "Applicable Law"), except that Applicable Law includes only laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the transactions contemplated by the Asset Purchase Agreement and the Related Agreements and excludes those set forth in Section 19 of the Legal Opinion Accord of the American Bar Association Section of Business Law (1991). We express no opinion as to choice of law or conflicts of law rules or the laws of any states or jurisdictions other than as specified above.

     Statements in this opinion as to the legality, validity, binding effect and enforceability of the Asset Purchase Agreement and the Related Agreements are subject to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally and to the application of general equitable principles.

     In addition, without limitation of any of the foregoing, we express no opinion herein as to (i) any provision of the Asset Purchase Agreement that provides for indemnification to the extent such provision may be limited by applicable law, (ii) any consents of third parties that may be required in connection with the transfer and assignment of any of the Assets or the effects of the failure to have obtained any such consents that may be required, (iii) federal or state securities or "Blue Sky" laws and bulk transfer or sales laws,
(iv) matters arising under

Channel 21, L.P.
[Closing Date]
Page 48


the Communications Act of 1934, as amended, or the laws, rules, regulations or policies of the Federal Communications Commission, or (v) antitrust laws.

     Based upon the foregoing, subject to the assumptions, limitations and exceptions contained herein, we are of the opinion that:

     1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Buyer has the requisite corporate power and authority to execute, deliver and perform the Asset Purchase Agreement.

     2. The execution, delivery and performance by Buyer of the Asset Purchase Agreement and the Related Agreements and the consummation by Buyer of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer.

     3. The Asset Purchase Agreement and the Related Agreements have been duly and validly executed and delivered by Buyer and each of the Asset Purchase
Agreement and each Related Agreement constitutes a legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms.

     We express no opinion as to the effect of the violation of any law or regulation that may be applicable to the Buyer as a result of the involvement of parties other than the Buyer in the transactions contemplated by the Asset Purchase Agreement because of the legal or regulatory status of such other parties or because of any other facts specifically pertaining to any of them.

     The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes that may thereafter be brought to our attention. Our opinions are based on statutory provisions and judicial decisions in effect at the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy that may be enacted or

Channel 21, L.P.
[Closing Date]
Page 49



adopted after the date hereof nor assume any responsibility to advise you of future changes in our opinions.

     This letter is solely for your information in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement and is not to be reproduced, quoted, in whole or in part, or otherwise referred to in any of your financial statements or public releases, nor is it to be filed with any governmental agency or relied upon by any other person or for any purposes whatsoever without the prior written consent of a member of this firm.

                                               Very truly yours,

                                               THOMAS & LIBOWITZ, P.A.



                                               By:_____________________________